Exhibit 10(g)11



Southern Power Company has requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Southern Power Company has omitted portions from this filing and filed them separately with the Securities and Exchange Commission. Such omissions are designated as "[**]".

DOE F 4600.1#                 U.S. DEPARTMENT OF ENERGY
(4/05)                   NOTICE OF FINANCIAL ASSISTANCE AWARD

Under the authority of Public Law     95-91 DOE Organization Act, as amended by
                                      PL 102-486 Energy Policy Act

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

1. PROJECT TITLE DEMONSTRATION OF      2. INSTRUMENT TYPE
   A 285MW COAL-BASED TRANSPORT
   GASIFIER                            [ ] GRANT       [X]COOPERATIVE AGREEMENT
--------------------------------------------------------------------------------

3. RECIPIENT (Name, address, zip code)    4. INSTRUMENT NO.    5. AMENDMENT NO.
   Southern Company Services, Inc.           DE-FC26-06NT42391        A000
   600 North 18th Street
   PO BOX 2641
   Birmingham, AL   35291

                            6.BUDGET PERIOD                7. PROJECT PERIOD
                        FROM:2/01/06 THRU:3/30/07     FROM:2/01/06 THRU:11/28/14
--------------------------------------------------------------------------------

8. RECIPIENT PROJECT DIRECTOR             10. TYPE OF AWARD
   (Name, phone and E-mail)
   Timothy E. Pinkston                    [X]NEW   [ ]CONTINUATION  [ ]RENEWAL
   tepinkst@southernco.com
   205/670-5860    FAX: 5843              [ ]REVISION  [ ]INCREMENTAL FUNDING

--------------------------------------------------------------------------------

9. RECIPIENT BUSINESS OFFICER (Name, phone and E-mail)
   Charles W. Henderson
   chender@southernco.com
   205/670-5844    FAX: 5843

--------------------------------------------------------------------------------

11. DOE PROJECT OFFICER(Name, address, phone and E-mail)
    National Energy Technology Labaratory
    ATTN: Nelson F. Rekos    rekos@netl.doe.gov
    3610 Collins Ferry Road, P.O. Box 880
    Morgantown, WV  26507-0880
    304/285-5415      FAX:  4403

--------------------------------------------------------------------------------
12. ADMINISTERED FOR DOE BY (Name, address, phone and E-mail)
    National Energy Technology Labaratory
    ATTN: William R. Mundorf    mundorf@netl.doe.gov
    626 Cochrans Mill Road, P.O. Box 10940
    Pittsburgh, PA  15236-0940
    412/386-4483      FAX:  6137

--------------------------------------------------------------------------------
13. RECIPIENT TYPE


[ ]STATE GOV'T    [ ]INDIAN TRIBAL GOV'T   [ ]HOSPITAL        [X]FOR PROFIT      [ ]   INDIVIDUAL
                                                                 ORGANIZATION

[ ]LOCAL GOV'T    [ ]INSTITUTION OF        [ ]OTHER NONPROFIT [X] C [ ] P [ ] SP [ ]    OTHER (Specify)
                     HIGHER EDUCATION         ORGANIZATION                              ------


--------------------------------------------------------------------------------
14. ACCOUNTING AND APPROPRIATIONS DATA:                 15. EMPLOYER I.D. NUMBER

158  2006  31  220321  61000000  25500  1610353             a. TIN: 63-0274273
                                                            b. DUNS: 13-751-9547
--------------------------------------------------------------------------------
16. BUDGET AND FUNDING INFORMATION
--------------------------------------------------------------------------------
a. CURRENT BUDGET PERIOD INFORMATION
--------------------------------------------------------------------------------

(1)  DOE Funds Obligated This Action                            $   13,762,832
                                                                 -------------
(2)  DOE Funds Authorized for Carry Over                        $          -0-
                                                                 -------------
(3)  DOE Funds Previously Obligated in this Budget Period       $          -0-
                                                                 -------------
(4)  DOE Share of Total Approved Budget                         $   13,762,832
                                                                 -------------
(5)  Recipient Share of Total Approved Budget                   $         [**]
                                                                 -------------
(6)  Total Approved Budget                                      $         [**]
                                                                 -------------

--------------------------------------------------------------------------------
b. CUMULATIVE DOE OBLIGATIONS

(1) This Budget Period                  $       13,762,832
    [Total of lines a.(1) and a.(3)]     -----------------

(2) Prior Budget Periods                $              -0-
                                         -----------------

(3) Project Period to Date              $       13,762,832
                                         -----------------
    [Total of lines b.(1) and b.(2)]

--------------------------------------------------------------------------------

17. TOTAL ESTIMATED COST OF PROJECT, INCLUDING DOE FUNDS TO FFRDC: $ 568,768,646 (This is the current estimated cost of the project. It is not a promise to award nor an authorization to expend funds in this amount.)

--------------------------------------------------------------------------------

18. AWARD AGREEMENT TERMS AND CONDITIONS
    This award/agreement consists of this form plus the following:
    a. Special terms and conditions.
    b. Applicable program regulations (specify)___________ (Date)_____________.
    c. DOE Assistance Regulations, 10 CFR Part 600at http://ecfr.gpoaccess.gov or, if the award is a grant to a Federal Demonstration Partnership (FDP) institution, the FDP Terms & Conditions and the DOE FDP Agency Specific Requirements at http://www.nsf.gov/awards/managing/fed_dem_part.jsp.
    d. Application/proposal as approved by DOE dated June 10, 2004 and updates thereto.
    e. National Policy Assurances to Be Incorporated as Award Terms at http://grants.pr.doe.gov.
--------------------------------------------------------------------------------

19. REMARKS
    The award is subject to the terms and conditions contained in the following pages.

--------------------------------------------------------------------------------

20. EVIDENCE OF RECIPIENT ACCEPTANCE        21. AWARDED BY

    /s/ Chris M. Hobson        2/22/06          /s/Raymond D. Johnson    1/30/06
    ----------------------------------          --------------------------------
    (Signature of Authorized   (Date)          (Signature)                (Date)
       Recipient Official)

    Chris M. Hobson                            Raymond D. Johnson
    ----------------------------------         ---------------------------------
                 (Name)                                   (Name)

    SVP Research and Environmental Affairs           Contracting Officer
    ----------------------------------         ---------------------------------
                (Title)                                   (Title)

--------------------------------------------------------------------------------

                    SECTION II - SPECIAL TERMS AND CONDITIONS


2.1    Prevailing Regulations (SEPT 2004)

As indicated on the face page, Block 18c, this award is subject to the DOE Assistance Regulations of Title 10, Code of Federal Regulations, Part 600. This set of regulations may be found in most major libraries or on the World Wide Web at: http://ecfr.gpoaccess.gov.

2.2    Order of Precedence (AUG 2001)

In the event of any inconsistency among the provisions of this agreement, the inconsistency shall be resolved by giving precedence as follows: (a) applicable public laws; (b)10 CFR Part 600; (c) the special terms and conditions; and (d) other documents, exhibits and attachments.

2.3    Definitions (MAR 2002)

"Cooperative Agreement" means this agreement between the United States Department of Energy (DOE) and the Recipient, DOE Instrument number DE-FC26-06NT42391, and any subsequent amendments.

"Recipient" means Southern Company Services, Inc. and its successors and assigns.

"Repayment Agreement" means the agreement made by Southern Company Services, Inc.; Kellogg Brown & Root, Inc; and DOE in DOE Instrument Number
DE-FC26-06NT42391 on January 30, 2006, to repay the DOE share of costs paid under this Cooperative Agreement. The Repayment Agreement is agreement number DE-FR26-06NT42392.

"United States" means the United States of America and its 50 States, the District of Columbia, the Commonwealth of Puerto Rico, and any possession or trust territory of the United States.

2.4    Substantial Involvement Between DOE and the Recipient (MAR 2002)

(a)    Recipient Role

       The Recipient shall be responsible for all aspects of project performance as set forth in the Statement of Project Objectives. All services, personnel, facilities, equipment, materials, and supplies shall be furnished by the Recipient, unless otherwise specified under this Cooperative Agreement. The Recipient Project Director shall serve as its authorized representative for the technical elements of all work to be performed under this Cooperative Agreement. The Recipient Business Officer shall serve as its authorized representative for administrative elements dealing with the Cooperative Agreement.

(b)    DOE Role

       DOE shall monitor the Recipient's progress in performing the project and shall have a substantial role in project decision making.

       The DOE Contracting Officer is the only Government Representative authorized to accept the reports and other deliverables the Recipient is required to provide under this Cooperative Agreement. The DOE Project Officer (same as Contracting Officer's Representative) shall have the authority to comment on those technical reports, plans, and other technical information the Recipient is required to submit to DOE for review and comment.

       The DOE Project Officer shall have the authority to issue written technical advice which suggests redirecting the project work (e.g., by changing the emphasis among different tasks), or pursuing specific lines of inquiry likely to assist in accomplishing the Statement of Project Objectives. The DOE Project Officer is not authorized to issue, and the Recipient must not follow, any technical advice which constitutes work which is not within the scope of the Statement of Project Objectives; which in any manner causes an increase or decrease in the total estimated cost or in the time required for performance of the project; which has the effect of changing any of the terms or conditions of the Cooperative Agreement; or which interferes with the Recipients right to perform the project in accordance with the terms and conditions of this Cooperative Agreement.

c.     No Government Obligation to Third Parties

       In connection with the performance of the project, the Government shall have no obligation or responsibility to any contractor, subcontractor or other person who is not a party to this Cooperative Agreement. The foregoing limitation shall apply notwithstanding the Contracting Officer's prior approval of or consent to any contract awarded by the Recipient. The Recipient shall be responsible, without recourse to DOE, except for amounts DOE is otherwise obligated to pay pursuant to the provisions of this Cooperative Agreement for the resolution and satisfaction of all pre-award protests, contract administration issues, and contract disputes arising out of contracts awarded by the Recipient for acquisitions related to the Project.

2.5    Budget Periods and Estimated Project Costs (OCT 2003)

(a)    Budget Periods

       The project period of this Cooperative Agreement is divided into project budget periods, separated by decision points, for funding purposes.

       Phases

       The project is divided into major categories of work (e.g., project definition, design, construction, demonstration, etc.) called phases for project management planning and control.

(b)    Total Estimated Project Costs

       DOE and the Recipient shall share in allowable direct and indirect project costs, on an invoice by invoice basis, in the percentages up to the amounts shown below:

       TOTAL ESTIMATED PROJECT COST:   $568,768,646

       Budget Period # 1

       Phase I - Project Definition

       DOE Share:        $13,762,832.00                             [**]%
       Recipient Share:  $[**]                                      [**]%

       Budget Period # 2

       Phase II - Detailed Design and Phase III Construction

       DOE Share:        $170,873,279.00                            [**]%
       Recipient Share:  $[**]                                      [**]%

       Budget Period #3

       Phase IV - Demonstration

       DOE Share:        $  50,363,889.00                           [**]%
       Recipient Share:  $[**]                                      [**]%

       Total Project

       DOE Share:        $235,000,000.00                            [**]%
       Recipient Share:  $[**]                                      [**]%

(c)    Budget Revisions

       The Recipient may re-budget funds within a total approved budget, subject to the prior approval requirements of 10 CFR 600.315. The Recipient shall obtain prior written approval of the DOE Contracting Officer of any budget revision which would result in the need for additional DOE funding.

(d)    Additional Funds

       The Recipient shall immediately notify the Contracting Officer in writing whenever it becomes apparent that the costs of completing that portion of the Project to be performed during a Budget Period exceeds the Total Approved Budget. Such written notice shall, at a minimum, set forth (1) a detailed explanation of the magnitude and factors causing the cost overrun; (2) a proposed Budget revision detailing the amount of additional funds needed to complete the Project and (3) the amount of additional DOE funds, if any, requested by the Recipient.

2.6    RESERVED

2.7    Cost Overruns (OCT 2003)

The Government is under no obligation to share any cost overruns (i.e., costs incurred during the Demonstration Project that are more than those estimated at the date of award). DOE does not plan to set aside funds for overruns. However, if appropriated funds are available in the future for supporting overruns, the Government's share of overruns will not exceed the Government's percentage cost share for the overall project and then only up to 25 percent of the original Government contribution as specified in the initial Cooperative Agreement.

2.8    Allowable Pre-award Costs (MAR 1999)

The Recipient is entitled to reimbursement by DOE of its share of pre-award costs in the amount not to exceed $7,200,670, per the pre-award cost authorization letter to Recipient from DOE dated December 20, 2004. These costs are limited to work associated with performance of work detailed in Recipient's letter of December 16, 2004, incurred during the period starting on January 3, 2005 through the effective start date of this award (Block 7, DOE F 4600.1).

2.9    Cost Sharing (MAR 2002)

In order to be recognized as allowable cost sharing, a cost must be otherwise allowable in accordance with the applicable Federal cost principles and DOE Regulations (10CFR600.313) governing cost sharing. Cost sharing may be in various forms or combinations, which includes but is not limited to cash outlays and in-kind contributions. All allowable project costs, whether in-cash or in-kind, shall be shared by DOE when such costs are incurred by applying the share ratios set forth in the Cooperative Agreement.

Provided below is a non-exclusive list of costs that are unallowable as project costs and cost sharing:

        X Costs incurred in negotiating a Cooperative Agreement with DOE are not allowable as direct charges to the project.

        X Allowable costs under past, present, or future Federal Government contracts, grants or Cooperative Agreements may not be charged against this Cooperative Agreement. Likewise, the Recipient may not charge costs allowable under this project, including any portion of its cost share to the Federal Government under any other contracts, grants, or Cooperative Agreements.

        X Only the operating costs directly associated with the proposed work effort (i.e., incremental costs distinct from the daily operational costs) may be recognized as allowable costs for cost-sharing purposes if adequately supported and properly documented.

        X DOE will not share in the acquisition costs of any fuel other than coal, under this Clean Coal Power Initiative, unless prior written approval is obtained from the DOE Contracting Officer. The cost of natural gas for flare operation and gasifier start-up and commissioning is, however, an allowable cost and includes natural gas for initial and subsequent startups. The DOE share of natural gas cost for Budget Period 2 shall not exceed $[**]. The DOE share of natural gas cost of Budget Period 3 shall not exceed $[**].

        X   Previously expended research or development costs are unallowable.

        X DOE shall not accept valuation for property sold, transferred, exchanged, or manipulated in any way to acquire a new basis for depreciation purposes or to establish a fair use value in circumstances that would amount to a transaction for the purpose of the Cooperative Agreement.

        X Interest on borrowings (however represented) and other financial costs such as bond discounts, cost of financing and refinancing capital (net worth plus long-term liabilities), are unallowable project costs. This includes interest on funds borrowed for construction.

        X DOE will not share in both the direct cost and depreciation on the same item. Depreciation is not allowable for cost sharing on any item charged to the project as a direct cost. For example, DOE will cost share the direct cost on equipment or facilities purchased or constructed for the project; but, will not also cost share the depreciation.

        X The value of patents and data contributed to the project is unallowable.

        X Facilities capital cost of money shall be an unallowable cost on all real property or equipment acquired by or on behalf of the Recipient in connection with the performance of the project.

        X Forgone fees, forgone profits, or forgone revenues as well as replacement power costs are not allowable costs.

        X Fee or profit paid to any member of the proposing team having a substantial and direct interest in the commercialization of the demonstration technology is unallowable. Competitive subcontracts, where a proposing team member is selected for award of a subcontract, placed with the prior written consent of the Contracting Officer and subcontracts for routine supplies and services are not covered by this prohibition.

        X   Business losses are unallowable.

NOTE: See Federal Acquisition Regulations (FAR) 31.2 for the complete Cost
      Principles and Procedures applicable to Commercial Organizations.

2.10 Payment Procedures *Reimbursement Through the Automated Standard Application for Payments (ASAP) System (OCT 2004)

(a) Method of Payment. Payment will be made by reimbursement through the Department of Treasury's ASAP system.

(b) Requesting Reimbursement. Requests for reimbursements must be made through the ASAP system. Your requests for reimbursement should coincide with your normal billing pattern, but not more frequently than every two weeks. Each request must be limited to the amount of disbursements made for the federal share of direct project costs and the proportionate share of allowable indirect costs incurred during that billing period.

(c) Adjusting payment requests for available cash. You must disburse any funds that are available from repayments to and interest earned on a revolving fund, program income, rebates, refunds, contract settlements, audit recoveries, credits, discounts, and interest earned on any of those funds before requesting additional cash payments from DOE.

(d) Payments. All payments are made by electronic funds transfer to the bank account identified on the ASAP Bank Information Form that you filed with the U.S. Department of Treasury.

(e)      Invoice documentation shall include the following information:

        (1) Name and address of recipient/vendor
        (2) Invoice date
        (3) Award number
        (4) Project Billing Cost Report: Detailed breakdown on the monthly expenses showing Travel and Living Expenses, Direct Materials, Outside Services, Direct Labor, Overheads/Fringe Benefits less cost shares. This is shown for the current period and cumulative.
        (5) DOE Allowable Overhead Calculations: Showing the labor, allowable and unallowable overheads.
        (6) Name (where practicable), title, phone number and complete mailing address of responsible official to whom payment is to be sent (must be the same as that in the contract or in a proper notice of assignment)
        (7) Name (where practicable), title, phone number and complete mailing address of the person to be notified in the event of a defective invoice.
        (8) Total charges for the month by Work Order Sub: Total charges, labor dollars, labor hours, overheads, employee expenses, outside services, resource usage, and other expenses
        (9) Current month SCS billing that summarizes expenses on the project.

2.11     Continuation Application and Funding (OCT 2004)

(a) Continuation Application. A continuation application is a non-competitive application for an additional budget period within a previously approved project period. At least 60 days before the end of each budget period, you must submit to the DOE Project Officer identified in Block 11 and the DOE Award Administrator identified in Block 12 of the Notice of Financial Assistance Award your continuation application, which includes the following information:

        1. A report on your progress towards meeting the objectives of the project, including any significant findings, conclusions, or developments, and an estimate of any unobligated balances remaining at the end of the budget period. If the remaining unobligated balance is estimated to exceed 20 percent of the funds available for the budget period, explain why the excess funds have not been obligated and how they will be used in the next budget period.

        2. A detailed budget and supporting justification for the upcoming budget period if additional funds are requested, a reduction of funds is anticipated, or a budget for the upcoming budget period was not approved at the time of award.

        3. A description of your plans for the conduct of the project during the upcoming budget period, if there are changes from the DOE approved application.

(b) Continuation Funding. Continuation funding is contingent on (1) availability of funds; (2) satisfactory progress towards meeting the objectives of your approved application; (3) submittal of required reports; and (4) compliance with the terms and conditions of the award.

(c) The continuation application shall be submitted on the DOE 4600.4. Technical and budgetary information supporting the continuation application shall be provided in accordance with 10 CFR 600.26. Forms for submission of continuation applications can be found at http://www.netl.doe.gov/business/index.html.

2.12     Property Management and Disposition (SEPT 2002)

Equipment procured under any award to the Recipient will be installed at the premises of Orlando Utilities Commission (Teaming Member, subcontractor and host site to the project) and of the subsidiary of Southern Power Company (an affiliated electric company of the Recipient) named Southern Power Company - Orlando Gasification, LLC, (both hereinafter referred to as the "hosting entities"). Such hosting entities are the owners of the facility at which the project is to be performed and will take title to the procured equipment. Such title vesting in these hosting entities shall not be considered to be transferring or assigning the property to these hosting entities for purposes of DOE's ability to share financial benefit from the property disposition.

Title to all real property, equipment and supplies (excluding Government-furnished property) acquired by or on behalf of the hosting entities in connection with performance of the Project shall vest upon acquisition and completion of the project in the above referenced hosting entities. The hosting entities shall make such property available for use in the Project. During the period of the Cooperative Agreement, the hosting entities may, with the DOE Contracting Officer's prior approval, encumber their title to or dispose of such property. Should said property be sold or Recipient (or the teaming members stated above) the hosting entities receive financial benefit from the property disposition, the hosting entities shall share the financial benefit with the DOE in the same share ratio as the total project cost sharing. After completion of the demonstration period the hosting entities retain unconditional title and have no further obligation to DOE with respect to the property. The Contracting Officer grants consent for the purchase of real property, equipment, fuels, materials, and services consistent with Recipient's application, except for those subcontracts identified in Article 2.36, Subcontracts and Other Agreements.

The cost of disposal of the Demonstration Facility is an allowable cost only if proposed and included in the cost estimate for Demonstration/Operations.

The use, management, and disposition of all government-furnished property shall be governed by 10 CFR 600.320 thru 600.324.

2.13      Real Property - None (JAN 1999)

No land is anticipated to be procured under this award.

2.14      Federally Owned Property (Government-Furnished) - None (JAN 1999)

It is not anticipated that any Government-furnished property will be provided under this award.

2.15     Key Personnel (APR 2002)

Recipient personnel considered to be essential and key to the work being performed hereunder are specified below:


         NAME                              TITLE                       TELEPHONE                COMPANY

Prasad Koneru                       Project Manager                    713 753 5436              KBR
Nicola Salazar                      Technology Operations Manager      713 753 6833              KBR

Randall E. Rush                     Program Manager                    205-670-5842              SCS
Timothy E. Pinkston                 Project Manager                    205-670-5860              SCS
Charles W. Henderson                Business Manager                   205-670-5644              SCS


The personnel specified in this clause are considered to be essential to the project. Before removing or replacing any key personnel, the Recipient shall notify the Contracting Officer reasonably in advance and shall submit justification (including proposed substitutions) in sufficient detail to permit evaluation of the impact on the project. No key personnel may be substituted without the Contracting Officer's approval. Such approval shall be obtained in advance of the substitution, except that the Contracting Officer may ratify a substitution which, because of exigent circumstances, was made before the Recipient could request and/or obtain the Contracting Officer's approval.

2.16      Project Site and Access (MAR 2002)

The project shall be performed principally at a site located on the Orlando Utility Commission site in Orange County, Florida, near Orlando. At the request of the DOE Contracting Officer or the COR, the Recipient shall provide Government officials and interested members of the public as determined by DOE with access to the project site(s) to observe project operations at reasonable times and with reasonable limitations on the numbers of people during each visit.

2.17     Paperwork Reduction - Cooperative Agreements (SEPT 2002)

The award is subject to the requirements of the Paperwork Reduction Act of 1980 as implemented by the Office of Management and Budget rules, "Controlling Paperwork Burdens on the Public," published at 5 CFR 1320.

The Recipient shall submit any proposed sponsored information collection to the person identified on the DOE F 4600.1 (Award Face Page, Block 12). The proposal shall be submitted at least 120 days prior to the intended date of information collection. DOE will seek the requisite approval from the Office of Management and Budget (OMB) and will promptly notify the Recipient of the disposition of the request.

2.18     Public Access to Information (APR 2000)

The Freedom of Information Act, as amended, and the DOE implementing regulations (10 CFR 1004) require DOE to release certain documents and records regarding awards to any person who provides a written request. The intended use of the information will not be a criterion for release.

2.19     Compliance with Buy American Act (OCT 2004)

In accepting this award, the Recipient agrees to comply with sections 2 through 4 of the Act of March 3, 1933 (41 U.S.C. 10a-10c, popularly known as the "Buy American Act"). The Recipient should review the provisions of the Act to ensure that expenditures made under this award are in accordance with it.

2.20 Notice Regarding the Purchase of American-Made Equipment and Products - Sense of Congress (OCT 2004)

It is the sense of the Congress that, to the greatest extent practicable, all equipment and products purchased with funds made available under this award should be American-made.

2.21     Lobbying Restrictions (OCT 2004)

By accepting funds under this award, Recipient agrees that none of the funds obligated on the award shall be made available for any activity or the publication or distribution of literature that in any way tends to promote public support or opposition to any legislative proposal on which Congressional action is not complete. This restriction is in addition to those prescribed elsewhere in statute and regulation.

2.22     Notice Regarding Unallowable Costs and Lobbying Activities (NOV 1998)

Recipients of financial assistance are cautioned to carefully review the allowable cost and other provisions applicable to expenditures under their particular award instruments. If financial assistance funds are spent for purposes or in amounts inconsistent with the allowable cost or any other provisions governing expenditures in an award instrument, the government may pursue a number of remedies against the Recipient, including in appropriate circumstances, recovery of such funds, termination of the award, suspension or debarment of the Recipient from future awards, and criminal prosecution for false statements.

Particular care should be taken by the Recipient to comply with the provisions prohibiting the expenditure of funds for lobbying and related activities. Financial assistance awards may be used to describe and promote the understanding of scientific and technical aspects of specific energy technologies, but not to encourage or support political activities such as the collection and dissemination of information related to potential, planned or pending legislation.

2.23     Reporting (NOV 1998)

Failure to comply with the reporting requirements contained in this award will be considered a material noncompliance with the terms of the award. Noncompliance may result in a withholding of future payments, suspension or termination of the current award, and withholding of future awards. A willful failure to perform, a history of failure to perform, or of unsatisfactory performance of this and/or other financial assistance awards, may also result in a debarment action to preclude future awards by Federal agencies.

2.24     Recipient Press Releases (APR 1998)

The DOE policy and procedure on planned press releases requires that all Recipient press releases be reviewed and approved by DOE prior to issuance. Therefore, the Recipient shall, at least ten (10) days prior to the planned issue date, submit a draft copy to the Contracting Officer of any planned press releases related to work performed under this award. The Contracting Officer will then obtain necessary reviews and clearances and provide the Recipient with the results of such reviews prior to the planned issue date.

2.25     Publication of Results/Acknowledgment Statement (MAR 2004)

Publications, as well as reports prepared under this award shall contain the following acknowledgment statement:

         "This (_________________) was prepared with the support of the U.S. Department of Energy, under Award Number DE-FC26-06NT42391. However, any opinions, findings, conclusions, or recommendations expressed herein are those of the author(s) and do not necessarily reflect the views of the DOE".

2.26     National Environmental Policy Act (NEPA) - Prior Approvals (JUNE 2001)

The National Environmental Policy Act of 1969 (NEPA) requires that all Federal agencies consider the impacts of their projects on the human environment. As part of the DOE's NEPA requirements, the Recipient shall be required to supply to the DOE certain environmental information. DOE funds may only be expended by the Recipient on those NEPA activities which are mentioned in the Statement of Project Objectives or in a manner consistent with 40 CFR 1506.1, until DOE notifies the Recipient that all NEPA requirements have been satisfied. In the event that the Recipient expends its own or third party funds on activities not authorized by this provision, such expenditures are entirely at the Recipient's risk that DOE's NEPA analysis will support such activities.

2.27     Environmental, Safety & Health (OCT 2003)

The recipient must comply with applicable Federal, State, and local environmental, safety and health laws and regulations for work performed under this award.

2.28     Hazardous Wastes Manifests and Labels (MAR 2003)

The Recipient shall not identify, on wastes manifests or container labels or otherwise, the DOE or the NETL as the owner or generator of hazardous wastes without written permission, signed by either the NETL Director or both the NETL Contracting Officer and the NETL ES&H Division Director, unless expressly and specifically permitted by the award.

2.29     Permits and Licenses (AUG 1999)

Within sixty (60) days of award, the Recipient shall submit to the DOE Project Officer a list of ES&H approvals that, in the Recipient's opinion, shall be required to complete the work under this award. The list shall include the topic of the approval being sought, the approving authority, and the expected submittal/approval schedule. The DOE Project Officer shall be notified as specific items are added or removed from the list and processed through their approval cycles.

The Recipient agrees to include this clause in first-tier subcontracts and agrees to enforce the terms of this clause.

2.30   Insurance (MAR 2002)

(a) Prior to signature of this Cooperative Agreement, the Recipient submitted to DOE and DOE accepted a risk management plan developed specifically for this Project. The insurance requirements on the part of the Recipient for this Project shall be as set forth in its submitted plan. Such plan has been approved by letter of the DOE Contracting Officer dated October 21, 2005. Recipient shall provide evidence that DOE has been named as an additional insured on the appropriate policies.

(b)    Indemnity

       The Recipient shall indemnify the Government and its officers, agents, or employees for any and all liability, including litigation expenses and attorneys' fees, arising from suits, actions, or claims of any character for death, bodily injury, or loss of or damage to property or to the environment, resulting from the fault or negligence of the Recipient in performing the project under this Cooperative Agreement.



2.31   Limitation of DOE Liability (MAR 2002)

Awards under this part are subject to the requirement that the maximum DOE obligation to the recipient is the amount shown in the Notice of Financial Assistance Award as the amount of DOE funds obligated. DOE shall not be obligated to make any additional, supplemental, continuation, renewal or other awards for the same or any other purpose.

2.32   Termination (MAR 2002)

The Cooperative Agreement may be terminated in accordance with 10 CFR 600.351.

2.33   Records Retention, Access, and Disclosure (MAR 2002)

(a)    Period of Retention

       The Recipient shall retain all financial and performance records, supporting documents, statistical records, and other records of the Recipient which are required to be retained by the terms of this Cooperative Agreement, and any other records the Recipient reasonably considers to be pertinent to this Cooperative Agreement. The period of required retention shall be from the date each such record is created or received by the Recipient until three years after one of the following dates, whichever is latest: the expiration date of this Cooperative Agreement; the date the Recipient's final expenditure report is submitted to DOE; or if this Cooperative Agreement is terminated in its entirety, the effective date of the termination. If any claim, litigation, negotiation, investigation, audit, or other action involving the records starts before the expiration of the three-year retention period, the Recipient shall retain the records until such action is completed and all related issues are resolved, or until the end of the three-year retention period, whichever is later.

(b)    Authorized Copies

       Copies made by microfilm, photocopying, or similar methods may be substituted for original records. Records originally created by computer may be retained on an electronic medium, provided such medium is "read only" or is protected in such a manner that the electronic record can be authenticated as an original record.

(c)    Access to Records

       Subject to any legitimate claims of Attorney/Client Privilege as determined by a court of competent jurisdiction, DOE and the Comptroller General of the United States, or any of their authorized representatives, shall have the right of access to any books, documents, papers, or other records (including those on electronic media) which are pertinent to this Cooperative Agreement. The purpose of such access is limited to the making of audits, examinations, excerpts, and transcripts. The right of access described in this paragraph shall last as long as the Recipient retains records which are pertinent to this Cooperative Agreement.

(d)    Restrictions on Public Disclosure

       The Federal Freedom of Information Act 5 USC Section 552 does not apply to records the Recipient is required to retain by the terms of this Cooperative Agreement to the extent that the records are not also in the possession of the Government. Unless otherwise required by law or a court of competent jurisdiction, the Recipient shall not be required to disclose such records to the public.

2.34   Severability (MAR 2002)

If a court of competent jurisdiction or the DOE Financial Assistance Appeals Board determines that any part of this Cooperative Agreement is invalid, void, unenforceable, or inconsistent with any applicable Federal statute or regulation, such part shall be deemed to have been amended or deleted to conform to such determination.

2.35   Performance of Work in the United States (AUG 2003)

The Recipient agrees that at least 75% of the direct labor cost for the project (including subcontractor labor) will be incurred in the United States unless the Recipient can demonstrate to the satisfaction of the DOE that the United States economic interest will be better served through a greater percentage of work performed outside the United States.

2.36   Subcontracts and Other Agreements (MAR 2002)

Subcontracts or agreements will not contain provisions that are inconsistent with the Cooperative Agreement and Repayment Agreement nor would adversely affect the ability of the Recipient to perform its obligations under this Cooperative Agreement and Repayment Agreement. The following named contracts, subcontracts, licenses, and agreements require prior review and approval by the Contracting Officer prior to execution:

       OUC-SCS Subcontract
       KBR Subcontract
       Turbine Vendor Subcontract

The request or approval documentation shall consist of an analysis of the reasonableness of the costs inclusive of the rationale for selection of the supplier, and the procurement, scope, terms, and conditions consistent with the Recipient's standard procurement practices. Best efforts will be made to approve or comment on submitted documents within ten (10) business days of receipt and such approval will not be unreasonably withheld.

2.37     Annual Indirect Cost Proposal and Reconciliation (OCT 2004)

(a) In accordance with the applicable cost principles, Recipient must submit an annual indirect cost proposal, reconciled to Recipient's financial statements, within six months after the close of each fiscal year, unless Recipient has negotiated a predetermined or fixed indirect rate(s), or fixed amount for indirect or facilities and administration (F&A) costs.

(b) Recipient should submit its annual indirect cost proposal directly to the cognizant agency for negotiating and approving indirect costs. If DOE is the cognizant agency, send your proposal to the Cognizant Department of Energy Office (CDO). If Recipient does not have a cognizant agency or if Recipient does not know the DOE CDO, contact the DOE Award Administrator identified in Block 12 of the Notice of Financial Assistance Award.

                           SECTION III -INTELLECTUAL PROPERTY PROVISIONS

3.1      Intellectual Property Provisions (JAN 2004)

The patent and technical data clauses included in this section apply to this award. As used in these applicable clauses, the term "Patent Counsel" refers to the following point of contact:

                           Intellectual Property Law Division
                           U.S. Department of Energy
                           Chicago Operations Office
                           9800 South Cass Avenue
                           Argonne, IL 60439

In reading these provisions, any reference to "contractor" shall mean "recipient", and any reference to "contract" or "subcontract" shall mean "award" or "sub-award".

The Recipient shall include intellectual property clauses in any sub-award in accordance with requirements of the clauses in this section and of 10 CFR Parts
600.136 or 600.325 as appropriate.

3.2      Confidential Business Information (JAN 2004)

Information represented to the Department as being confidential business information, and which does not include "Technical Data" as that term is defined in the "Rights in Data" clause in this agreement, shall be submitted as an attachment to the required reports and will be withheld from disclosure outside the U.S. Government to the extent permitted by law. Such attachment and each page therein shall be stamped with the following legend and no other:

                           CONFIDENTIAL BUSINESS INFORMATION

         The Recipient considers the material furnished herein to contain confidential business information which is to be withheld from disclosure outside the U.S. Government to the extent permitted by law.

3.3   52.227-1 Authorization and Consent (JUL 1995) - Alternate I (APR 1984)

(a) The Government authorizes and consents to all use and manufacture of any invention described in and covered by a United States patent in the performance of this contract or any subcontract at any tier.

(b) The Contractor agrees to include, and require inclusion of, this clause, suitably modified to identify the parties, in all subcontracts at any tier for supplies or services (including construction, architect-engineer services, and materials, supplies, models, samples, and design or testing services expected to exceed the simplified acquisition threshold); however, omission of this clause from any subcontract, including those at or below the simplified acquisition threshold, does not affect this authorization and consent.

3.4 52.227-2 Notice and Assistance Regarding Patent and Copyright Infringement (AUG 1996)

(a) The Contractor shall report to the Contracting Officer, promptly and in reasonable written detail, each notice or claim of patent or copyright infringement based on the performance of this contract of which the Contractor has knowledge.

(b) In the event of any claim or suit against the Government on account of any alleged patent or copyright infringement arising out of the performance of this contract or out of the use of any supplies furnished or work or services performed under this contract, the Contractor shall furnish to the Government, when requested by the Contracting Officer, all evidence and information in possession of the Contractor pertaining to such suit or claim. Such evidence and information shall be furnished at the expense of the Government except where the Contractor has agreed to indemnify the Government.

(c) The Contractor agrees to include, and require inclusion of, this clause in all subcontracts at any tier for supplies or services (including construction and architect-engineer subcontracts and those for material, supplies, models, samples, or design or testing services) expected to exceed the simplified acquisition threshold at FAR 2.101.

3.5  52.227-3 Patent Indemnity (APR 1984)

(a) The Contractor shall indemnify the Government and its officers, agents, and employees against liability, including costs, for infringement of any United States patent (except a patent issued upon an application that is now or may hereafter be withheld from issue pursuant to a Secrecy Order under 35 U.S.C.
    181) arising out of the manufacture or delivery of supplies, the performance of services, or the construction, alteration, modification, or repair of real property (hereinafter referred to as "construction work") under this contract, or out of the use or disposal by or for the account of the Government of such supplies or construction work.

(b) This indemnity shall not apply unless the Contractor shall have been informed as soon as practicable by the Government of the suit or action alleging such infringement and shall have been given such opportunity as is afforded by applicable laws, rules, or regulations to participate in its defense. Further, this indemnity shall not apply to -

        (1) An infringement resulting from compliance with specific written instructions of the Contracting Officer directing a change in the supplies to be delivered or in the materials or equipment to be used, or directing a manner of performance of the contract not normally used by the Contractor;

        (2) An infringement resulting from addition to or change in supplies or components furnished or construction work performed that was made subsequent to delivery or performance; or

        (3) A claimed infringement that is unreasonably settled without the consent of the Contractor, unless required by final decree of a court of competent jurisdiction.

3.6  952.227-9 Refund of Royalties (FEB 1995)

(a) The contract price includes certain amounts for royalties payable by the Contractor or subcontractors or both, which amounts have been reported to the Contracting Officer.

(b) The term "royalties" as used in this clause refers to any costs or charges in the nature of royalties, license fees, patent or license amortization costs, or the like, for the use of or for rights in patents and patent applications in connection with performing this contract or any subcontract here-under. The term also includes any costs or charges associated with the access to, use of, or other right pertaining to data that is represented to be proprietary and is related to the performance of this contract or the copying of such data or data that is copyrighted.

(c) The Contractor shall furnish to the Contracting Officer, before final payment under this contract, a statement of royalties paid or required to be paid in connection with performing this contract and subcontracts hereunder together with the reasons.

(d)  The Contractor will be compensated for royalties reported under paragraph
     (c) of this clause, only to the extent that such royalties were included in the contract price and are determined by the Contracting Officer to be properly chargeable to the Government and allocable to the contract. To the extent that any royalties that are included in the contract price are not, in fact, paid by the Contractor or are determined by the Contracting Officer not to be properly chargeable to the government and allocable to the contract, the contract price shall be reduced. Repayment or credit to the Government shall be made as the Contracting Officer directs. The approval by DOE of any individual payments or royalties shall not prevent the Government from contesting at any time the enforceability, validity, scope of, or title to, any patent or the proprietary nature of data pursuant to which a royalty or other payment is to be or has been made.

(e) If, at any time within 3 years after final payment under this contract, the Contractor for any reason is relieved in whole or in part from the payment of the royalties included in the final contract price as adjusted pursuant to paragraph (d) of this clause, the Contractor shall promptly notify the Contracting Officer of that fact and shall reimburse the Government in a corresponding amount.

(f) The substance of this clause, including this paragraph (f), shall be included in any subcontract in which the amount of royalties reported during negotiation of the subcontract exceeds $250.

3.7      Patent Rights (Large Business Firms) - No Waiver (OCT 2003)

(a)      Definitions

     DOE patent waiver regulations, as used in this clause, means the Department of Energy patent waiver regulations in effect on the date of award. See 10 CFR Part 784.

     Invention, as used in this clause, means any invention or discovery which is or may be patentable or otherwise protectable under title 35 of the United States Code or any novel variety of plant that is or may be protectable under the Plant Variety Protection Act (7 U.S.C. 2321, et seq.).

     Patent Counsel, as used in this clause, means the Department of Energy Patent Counsel assisting the awarding activity.

     Subject invention, as used in this clause, means any invention of the Recipient conceived or first actually reduced to practice in the course of or under this agreement.

(b)     Allocations of Principal Rights

            (1) Assignment to the Government. The Recipient agrees to assign to the Government the entire right, title, and interest throughout the world in and to each subject invention, except to the extent that rights are retained by the Recipient under subparagraph
                (b)(2) and paragraph (d) of this clause.

            (2) Greater rights determinations. The Recipient, or an
                employee-inventor after consultation with the Recipient, may request greater rights than the nonexclusive license in the foreign patent rights provided in paragraph (d) of this clause on identified inventions in accordance with the DOE patent waiver regulation. Each determination of greater rights under this agreement shall be subject to paragraph (c) of this clause, unless otherwise provided in the greater rights determination, and to the reservations and conditions deemed to be appropriate by the Secretary of Energy or designee.

(c)     Minimum Rights Acquired by the Government

        With respect to each subject invention to which the Department of Energy grants the Recipient principal or exclusive rights, the Recipient agrees to grant to the Government: A nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced each subject invention throughout the world by or on behalf of the Government of the United States (including any Government agency); "march-in rights" as set forth in 37 CFR 401.14(a)(J)); preference for U.S. industry as set forth in 37 CFR 401.14(a)(I); periodic reports upon request, no more frequently than annually, on the utilization or intent of utilization of a subject invention in a manner consistent with 35 U.S.C. 202(c)(5); and such Government rights in any instrument transferring rights in a subject invention.

(d)      Minimum Rights to the Recipient

            (1) The Recipient is hereby granted a revocable, nonexclusive, royalty-free license in each patent application filed in any country on a subject invention and any resulting patent in which the Government obtains title, unless the Recipient fails to disclose the subject invention within the times specified in subparagraph (e)(2) of this clause. The Recipient's license extends to its domestic subsidiaries and affiliates, if any, within the corporate structure of which the Recipient is a part and includes the right to grant sublicenses of the same scope to the extent the Recipient was legally obligated to do so at the time the agreement was awarded. The license is transferable only with the approval of DOE except when transferred to the successor of that part of the Recipient's business to which the invention pertains.

            (2) The Recipient may request the right to acquire patent rights to a subject invention in any foreign country where the Government has elected not to secure such rights, subject to the minimum rights acquired by the Government similar to paragraph (c) of this clause. Such request must be made in writing to the Patent Counsel as part of the disclosure required by subparagraph
                (e)(2) of this clause, with a copy to the DOE Contracting Officer. DOE approval, if given, will be based on a determination that this would best serve the national interest.

(e)      Invention Identification, Disclosures, and Reports

            (1) The Recipient shall establish and maintain active and effective procedures to assure that subject inventions are promptly identified and disclosed to Recipient personnel responsible for patent matters within 6 months of conception and/or first actual reduction to practice, whichever occurs first in the performance of work under this agreement. These procedures shall include the maintenance of laboratory notebooks or equivalent records and other records as are reasonably necessary to document the conception and/or the first actual reduction to practice of subject inventions, and records that show that the procedures for identifying and disclosing the inventions are followed. Upon request, the Recipient shall furnish the Contracting Officer a description of such procedures for evaluation and for determination as to their effectiveness.

            (2) The Recipient shall disclose each subject invention to the DOE
                Patent Counsel with a copy to the Contracting Officer within 2 months after the inventor discloses it in writing to Recipient personnel responsible for patent matters or, if earlier, within 6 months after the Recipient becomes aware that a subject invention has been made, but in any event before any on sale, public use, or publication of such invention known to the Recipient. The disclosure to DOE shall be in the form of a written report and shall identify the agreement under which the invention was made and the inventor(s). It shall be sufficiently complete in technical detail to convey a clear understanding, to the extent known at the time of the disclosure, of the nature, purpose, operation, and physical, chemical, biological, or electrical characteristics of the invention. The disclosure shall also identify any publication, on sale, or public use of the invention and whether a manuscript describing the invention has been submitted for publication and, if so, whether it has been accepted for publication at the time of disclosure. In addition, after disclosure to DOE, the Recipient shall promptly notify Patent Counsel of the acceptance of any manuscript describing the invention for publication or of any on sale or public use planned by the Recipient. The report should also include any request for a greater rights determination in accordance with subparagraph (b)(2) of this clause. When an invention is disclosed to DOE under this paragraph, it shall be deemed to have been made in the manner specified in Sections
                (a)(1) and (a)(2) of 42 U.S.C. 5908, unless the Recipient contends in writing at the time the invention is disclosed that it was not so made.

            (3) The Recipient shall furnish the Contracting Officer a final report, within 3 months after completion of the work listing all subject inventions or containing a statement that there were no such inventions, and listing all sub-awards/contracts at any tier containing a patent rights clause or containing a statement that there were no such sub-awards/contracts.

            (4) The Recipient agrees to require, by written agreement, its employees, other than clerical and non-technical employees, to disclose promptly in writing to personnel identified as responsible for the administration of patent matters and in a format suggested by the Recipient each subject invention made under sub-award/contract in order that the Recipient can comply with the disclosure provisions of paragraph (c) of this clause, and to execute all papers necessary to file patent applications on subject inventions and to establish the Government's rights in the subject inventions. This disclosure format should require, as a minimum, the information required by subparagraph
                (e)(2) of this clause.

(5) The Recipient agrees, subject to FAR 27.302(j), that the Government may duplicate and disclose subject invention disclosures and all other reports and papers furnished or required to be furnished pursuant to this clause.

(f)      Examination of Records Relating to Inventions

            (1) the Contracting Officer or any authorized representative shall, until 3 years after final payment under this agreement, have the right to examine any books (including laboratory notebooks), records, and documents of the Recipient relating to the conception or first actual reduction to practice of inventions in the same field of technology as the work under this agreement to determine whether -

                (i) Any such inventions are subject inventions;
                (ii) The Recipient has established and maintains the procedures required by subparagraphs (e)(1) and (4) of this clause;
                (iii) The Recipient and its inventors have complied with the procedures.

            (2) If the Contracting Officer learns of an unreported Recipient invention which the Contracting Officer believes may be a subject invention, the Recipient may be required to disclose the invention to DOE for a determination of ownership rights.

            (3) Any examination of records under this paragraph will be subject to appropriate conditions to protect the confidentiality of the information involved.

(g)       Sub-Award/Contract

            (1) The recipient shall include the clause PATENT RIGHTS (SMALL
                BUSINESS FIRMS AND NONPROFIT ORGANIZATIONS) (suitably modified to identify the parties) in all sub-awards/contracts, regardless of tier, for experimental, developmental, demonstration, or research work to be performed by a small business firm or domestic nonprofit organization, except where the work of the sub-award/contract is subject to an Exceptional Circumstances Determination by DOE. In all other sub-awards/contracts, regardless of tier, for experimental, developmental, demonstration, or research work, the Recipient shall include this clause (suitably modified to identify the parties), or an alternate clause as directed by the contracting officer. The Recipient shall not, as part of the consideration for awarding the sub-award/contract, obtain rights in the sub-recipient's/contractor's subject inventions.

            (2) In the event of a refusal by a prospective
                sub-recipient/contractor to accept such a clause the Recipient:

                (i) Shall promptly submit a written notice to the Contracting
                    Officer setting forth the sub-recipient/contractor's reasons for such refusal and other pertinent information that may expedite disposition of the matter; and

                (ii) Shall not proceed with such sub-award/contract without the written authorization of the Contracting Officer.

            (3) In the case of sub-awards/contracts at any tier, DOE, the sub-recipient/contractor, and Recipient agree that the mutual obligations of the parties created by this clause constitute a contract between the sub-recipient/contractor and DOE with respect to those matters covered by this clause.

            (4) The Recipient shall promptly notify the Contracting Officer in writing upon the award of any sub-award/contract at any tier containing a patent rights clause by identifying the sub-recipient/contractor, the applicable patent rights clause, the work to be performed under the sub-award/contract, and the dates of award and estimated completion. Upon request of the Contracting Officer, the Recipient shall furnish a copy of such sub-award/contract, and, no more frequently than annually, a listing of the sub-awards/contracts that have been awarded.

            (5) The Recipient shall identify all subject inventions of a sub-recipient/contractor of which it acquires knowledge in the performance of this agreement and shall notify the Patent Counsel, with a copy to the contracting officer, promptly upon identification of the inventions.

(h)      Atomic Energy

         (1) No claim for pecuniary award of compensation under the provisions of the Atomic Energy Act of 1954, as amended, shall be asserted with respect to any invention or discovery made or conceived in the course of or under this agreement.

         (2) Except as otherwise authorized in writing by the Contracting Officer, the Recipient will obtain patent agreements to effectuate the provisions of subparagraph (h)(1) of this clause from all persons who perform any part of the work under this agreement, except non-technical personnel, such as clerical employees and manual laborers.

(i)  Publication

It is recognized that during the course of the work under this agreement, the Recipient or its employees may from time to time desire to release or publish information regarding scientific or technical developments conceived or first actually reduced to practice in the course of or under this agreement. In order that public disclosure of such information will not adversely affect the patent interests of DOE or the Recipient, patent approval for release of publication shall be secured from Patent Counsel prior to any such release or publication.

(j)  Forfeiture of Rights in Unreported Subject Invention

         (1) The Recipient shall forfeit and assign to the Government, at the request of the Secretary of Energy or designee, all rights in any subject invention which the Recipient fails to report to Patent Counsel within six months after the time the Recipient:

            (i) Files or causes to be filed a United States or foreign patent application thereon; or

            (ii) Submits the final report required by subparagraph (e)(3) of this clause, whichever is later.

         (2) However, the Recipient shall not forfeit rights in a subject invention if, within the time specified in\sub-paragraph (e)(2) of this clause, the Recipient:

            (i) Prepares a written decision based upon a review of the record that the invention was neither conceived nor first actually reduced to practice in the course of or under the agreement and delivers the decision to Patent Counsel, with a copy to the Contracting Officer, or

            (ii) Contending that the invention is not a subject invention, the Recipient nevertheless discloses the invention and all facts pertinent to this contention to the Patent Counsel, with a copy of the Contracting Officer; or

            (iii) Establishes that the failure to disclose did not result from the Recipient's fault or negligence.

         (3) Pending written assignment of the patent application and patents on a subject invention determined by the Secretary of Energy or designee to be forfeited (such determination to be a final decision under the Disputes clause of this agreement), the Recipient shall be deemed to hold the invention and the patent applications and patents pertaining thereto in trust for the Government. The forfeiture provision of this paragraph (j) shall be in addition to and shall not supersede other rights and remedies which the Government may have with respect to subject inventions.

3.8     Rights in Data - Programs Covered Under Special Data Statutes (OCT 2003)

(a)  Definitions

     Computer Data Bases, as used in this clause, means a collection of data in a form capable of, and for the purpose of, being stored in, processed, and operated on by a computer. The term does not include computer software.

     Computer software, as used in this clause, means (i) computer programs which are data comprising a series of instructions, rules, routines, or statements, regardless of the media in which recorded, that allow or cause a computer to perform a specific operation or series of operations and (ii) data comprising source code listings, design details, algorithms, processes, flow charts, formulae and related material that would enable the computer program to be produced, created or compiled. The term does not include computer data bases.

     Data, as used in this clause, means recorded information, regardless of form or the media on which it may be recorded. The term includes technical data and computer software. The term does not include information incidental to administration, such as financial, administrative, cost or pricing or management information.

     Form, fit, and function data, as used in this clause, means data relating to items, components, or processes that are sufficient to enable physical and functional interchangeability as well as data identifying source, size, configuration, mating and attachment characteristics, functional characteristics, and performance requirements except that for computer software it means data identifying source, functional characteristics, and performance requirements but specifically excludes the source code, algorithm, process, formulae, and flow charts of the software.

     Limited rights data, as used in this clause, means data (other than computer software) developed at private expense that embody trade secrets or are commercial or financial and confidential or privileged.

     Restricted computer software, as used in this clause, means computer software developed at private expense and that is a trade secret; is commercial or financial and confidential or privileged; or is published copyrighted computer software; including modifications of such computer software.

     Protected data, as used in this clause, means technical data or commercial or financial data first produced in the performance of the award which, if it had been obtained from and first produced by a non-federal party, would be a trade secret or commercial or financial information that is privileged or confidential under the meaning of 5 U.S.C. 552(b)(4) and which data is marked as being protected data by a party to the award.

     Protected rights, as used in this clause, mean the rights in protected data set forth in the Protected Rights Notice of paragraph (g) of this clause.

     Technical data, as used in this clause, means that data which are of a scientific or technical nature. Technical data does not include computer software, but does include manuals and instructional materials and technical data formatted as a computer data base.

     Unlimited rights, as used in this clause, means the right of the Government to use, disclose, reproduce, prepare derivative works, distribute copies to the public, and perform publicly and display publicly, in any manner and for any purpose whatsoever, and to have or permit others to do so.

(b)  Allocation of Rights

    (1) Except as provided in paragraph (c) of this clause regarding copyright, the Government shall have unlimited rights in -

        (i) Data specifically identified in this agreement as data to be delivered without restriction;

        (ii) Form, fit, and function data delivered under this agreement;

        (iii)Data delivered under this agreement (except for restricted computer software) that constitute manuals or instructional and training material for installation, operation, or routine maintenance and repair of items, components, or processes delivered or furnished for use under this agreement; and

        (iv) All other data delivered under this agreement unless provided otherwise for protected data in accordance with paragraph (g) of this clause or for limited rights data or restricted computer software in accordance with paragraph (h) of this clause.

    (2) The Recipient shall have the right to -

        (i) Protect rights in protected data delivered under this agreement in the manner and to the extent provided in paragraph (g) of this clause;

        (ii)Withhold from delivery those data which are limited rights data or restricted computer software to the extent provided in paragraph (h) of this clause;

        (iii)Substantiate use of, add, or correct protected rights or copyrights notices and to take other appropriate action, in accordance with paragraph (e) of this clause; and

        (iv)Establish claim to copyright subsisting in data first produced in the performance of this agreement to the extent provided in subparagraph (c)(1) of this clause.

(c) Copyright

    (1) Data first produced in the performance of this agreement. Except as otherwise specifically provided in this agreement, the Recipient may establish, without the prior approval of the Contracting Officer, claim to copyright subsisting in any data first produced in the performance of this agreement. If claim to copyright is made, the Recipient shall affix the applicable copyright notice of 17 U.S.C. 401 or 402 and acknowledgment of Government sponsorship (including agreement number) to the data when such data are delivered to the Government, as well as when the data are published or deposited for registration as a published work in the U.S. Copyright Office. For such copyrighted data, including computer software, the Recipient grants to the Government, and others acting on its behalf, a paid-up nonexclusive, irrevocable, worldwide license to reproduce, prepare derivative works, distribute copies to the public, and perform publicly and display publicly, by or on behalf of the Government, for all such data.

    (2) Data not first produced in the performance of this agreement. The Recipient shall not, without prior written permission of the Contracting Officer, incorporate in data delivered under this agreement any data that are not first produced in the performance of this agreement and that contain the copyright notice of 17 U.S.C. 401 or 402, unless the Recipient identifies such data and grants to the Government, or acquires on its behalf, a license of the same scope as set forth in subparagraph
        (c)(1) of this clause; provided, however, that if such data are computer software, the Government shall acquire a copyright license as set forth in subparagraph (h)(3) of this clause if included in this agreement or as otherwise may be provided in a collateral agreement incorporated or made a part of this agreement.

    (3) Removal of copyright notices. The Government agrees not to remove any copyright notices placed on data pursuant to this paragraph (c), and to include such notices on all reproductions of the data.

(d) Release, Publication and Use of Data

    (1) The Recipient shall have the right to use, release to others, reproduce, distribute, or publish any data first produced or specifically used by the Recipient in the performance of this contract, except to the extent such data may be subject to the Federal export control or national security laws or regulations, or unless otherwise provided in this paragraph of this clause or expressly set forth in this contract.

    (2) The Recipient agrees that to the extent it receives or is given access to data necessary for the performance of this agreement which contain restrictive markings, the Recipient shall treat the data in accordance with such markings unless otherwise specifically authorized in writing by the Contracting Officer.

(e) Unauthorized Marking of Data

    (1) Notwithstanding any other provisions of this agreement concerning inspection or acceptance, if any data delivered under this agreement are marked with the notices specified in subparagraph (h)(2) or (h)(3) of this clause and use of such is not authorized by this clause, or if such data bears any other restrictive or limiting markings not authorized by this agreement, the Contracting Officer may at any time either return the data to the Recipient or cancel or ignore the markings. However, the following procedures shall apply prior to canceling or ignoring the markings.

        (i) The Contracting Officer shall make written inquiry to the Recipient affording the Recipient 30 days from receipt of the inquiry to provide written justification to substantiate the propriety of the markings;

        (ii) If the Recipient fails to respond or fails to provide written justification to substantiate the propriety of the markings within the 30-day period (or a longer time not exceeding 90 days approved in writing by the Contracting Officer for good cause shown), the Government shall have the right to cancel or ignore the markings at any time after said period and the data will no longer be made subject to any disclosure prohibitions.

        (iii) If the Recipient provides written justification to substantiate the propriety of the markings within the period set in subdivision
            (e)(1)(i) of this clause, the Contracting Officer shall consider such written justification and determine whether or not the markings are to be cancelled or ignored. If the Contracting Officer determines that the markings are authorized, the Recipient shall be so notified in writing. If the Contracting Officer determines, with concurrence of the head of the contracting activity, that the markings are not authorized, the Contracting Officer shall furnish the Recipient a written determination, which determination shall become the final agency decision regarding the appropriateness of the markings unless the Recipient files suit in a court of competent jurisdiction within 90 days of receipt of the Contracting Officer's decision. The Government shall continue to abide by the markings under this subdivision (e)(1)(iii) until final resolution of the matter either by the Contracting Officer's determination become final (in which instance the Government shall thereafter have the right to cancel or ignore the markings at any time and the data will no longer be made subject to any disclosure prohibitions), or by final disposition of the matter by court decision if suit is filed.

    (2) The time limits in the procedures set forth in subparagraph (e)(1) of this clause may be modified in accordance with agency regulations implementing the Freedom of Information Act (5 U.S.C. 552) if necessary to respond to a request thereunder.

(f)  Omitted or Incorrect Markings

    (1) Data delivered to the Government without either the limited rights or restricted rights notice as authorized by paragraph (g) of this clause, or the copyright notice required by paragraph (c) of this clause, shall be deemed to have been furnished with unlimited rights, and the Government assumes no liability for the disclosure, use, or reproduction of such data. However, to the extent the data has not been disclosed without restriction outside the Government, the Recipient may request, within 6 months (or a longer time approved by the Contracting Officer for good cause shown) after delivery of such data, permission to have notices placed on qualifying data at the Recipient's expense, and the Contracting Officer may agree to do so if the Recipient -

        (i) Identifies the data to which the omitted notice is to be applied;

        (ii)Demonstrates that the omission of the notice was inadvertent;

        (iii)Establishes that the use of the proposed notice is authorized; and

        (iv)Acknowledges that the Government has no liability with respect to the disclosure, use, or reproduction of any such data made prior to the addition of the notice or resulting from the omission of the notice.

    (2) The Contracting Officer may also:

        (i) Permit correction at the Recipient's expense of incorrect notices if the Recipient identifies the data on which correction of the notice is to be made, and demonstrates that the correct notice is authorized; or

        (ii)Correct any incorrect notices.


(g) Rights to Protected Data

    (1) The Recipient may, with the concurrence of DOE, claim and mark as protected data, any data first produced in the performance of this award that would have been treated as a trade secret if developed at private expense. Any such claimed "protected data" will be clearly marked with the following Protected Rights Notice, and will be treated in accordance with such Notice, subject to the provisions of paragraphs (e) and (f) of this clause.

                             PROTECTED RIGHTS NOTICE

        These protected data were produced under Agreement Number DE-FC26-06NT42391 with the U.S. Department of Energy and may not be published, disseminated, or disclosed to others outside the Government until five years after the completion of the Demonstration Phase, unless express written authorization is obtained from the recipient. Upon expiration of the period of protection set forth in this Notice, the Government shall have unlimited rights in this data. This Notice shall be marked on any reproduction of this data, in whole or in part.

        (End of notice).

    (2) Any such marked Protected Data may be disclosed under obligations of confidentiality for the following purposes:

        (i) For evaluation purposes under the restriction that the "Protected Data" be retained in confidence and not be further disclosed;

        (ii) To subcontractors or other team members performing work under the Government's Clean Coal Power Initiative program of which this award is a part, for information or use in connection with the work performed under their activity, and under the restriction that the Protected Data be retained in confidence and not be further disclosed.; or

        (iii) As otherwise allowed in this agreement, use by the Government or others on its behalf to the extent necessary to enable the Government to complete the Statement of Project Objectives (Attachment A) of this agreement.

    (3) The obligations of confidentiality and restrictions on publication and dissemination shall end for any Protected Data:

        (i) At the end of the protected period;

        (ii)If the data becomes publicly known or available from other sources without a breach of the obligation of confidentiality with respect to the Protected Data;

        (iii)If the same data is independently developed by someone who did not have access to the Protected Data and such data is made available without obligations of confidentiality; or

        (iv)If the Recipient disseminates or authorizes another to disseminate such data without obligations of confidentiality.

    (4) However, the Recipient agrees that the following types of data are not considered to be protected and shall be provided to the Government when required by this award without any claim that the data are Protected Data. The parties agree that notwithstanding the following lists of types of data, nothing precludes the Government from seeking delivery of additional data in accordance with this award, or from making publicly available additional non-protected data, nor does the following list constitute any admission by the Government that technical data not on the list is Protected Data.

                              UNLIMITED RIGHTS DATA

                General

                [**]


                Design

                [**]


    (5) The Government's sole obligation with respect to any protected data shall be as set forth in this paragraph.

(h)     Protection of Limited Rights Data

     (1) When data other than that listed in subparagraphs (b)(1)(i), (ii), and
     (iii) of this clause are specified to be delivered under this agreement and such data qualify as either limited rights data or restricted computer software, the Recipient, if the Recipient desires to continue protection of such data, shall withhold such data and not furnish them to the Government under this agreement. As a condition to this withholding the Recipient shall identify the data being withheld and furnish form, fit, and function data in lieu thereof.

(2) Notwithstanding subparagraph (h)(1) of this clause, the agreement may identify and specify the delivery of limited rights data, or the Contracting Officer may require by written request the delivery of limited rights data that has been withheld or would otherwise be withholdable. If delivery of such data is so required, the Recipient may affix the following "Limited Rights Notice" to the data and the Government will thereafter treat the data, in accordance with such Notice:

                              LIMITED RIGHTS NOTICE

        (a) These data are submitted with limited rights under Government Agreement Number DE-FC26-06NT42391. These data may be reproduced and used by the Government with the express limitation that they will not, without written permission of the Recipient, be used for purposes of manufacture nor disclosed outside the Government; except that the Government may disclose these data outside the Government for the following purposes, if any, provided that the Government makes such disclosure subject to prohibition against further use and disclosure:

            (1) Use (except for manufacture) by Federal support services contractors within the scope of their contracts;

            (2) This "limited rights data" may be disclosed for evaluation purposes under the restriction that the "limited rights data" be retained in confidence and not be further disclosed;

            (3) This "limited rights data" may be disclosed to other contractors participating in the Government's program of which this Recipient is a part for information or use (except for manufacture) in connection with the work performed under their awards and under the restriction that the "limited rights data" be retained in confidence and not be further disclosed;

            (4) This "limited rights data" may be used by the Government or others on its behalf for emergency repair or overhaul work under the restriction that the "limited rights data" be retained in confidence and not be further disclosed;

            (5) Release to a foreign government, or instrumentality thereof, as the interests of the United States Government may require, for information or evaluation, or for emergency repair or overhaul work by such government. This Notice shall be marked on any reproduction of this data in whole or in part; and

            (6) As otherwise allowed in this agreement, use by the Government or others on its behalf to the extent necessary to enable the Government to complete the Statement of Project Objectives (Attachment A) of this agreement.


        (b) This Notice shall be marked on any reproduction of these data, in whole or in part.

(End of notice)

(h)(3) Notwithstanding subparagraph (h)(1) of this clause, the agreement may identify and specify the delivery of restricted computer software, or the Contracting Officer may require by written request the delivery of restricted computer software that has been withheld or would otherwise be withholdable. If delivery of such computer software is so required, the Recipient may affix the following "Restricted Rights Notice" to the computer software and the Government will thereafter treat the computer software, subject to paragraphs (e) and (f) of this clause, in accordance with the Notice.

                            RESTRICTED RIGHTS NOTICE

    (a) This computer software is submitted with restricted rights under Government Agreement Number DE-FC26-06NT42391. It may not be used, reproduced, or disclosed by the Government except as provided in paragraph (b) of this Notice or as otherwise expressly stated in the agreement.

    (b) This computer software may be -

        (1) Used or copied for use in or with the computer or computers for which it was acquired, including use at any Government installation to which such computer or computers may be transferred;

        (2) Used or copied for use in a backup computer if any computer for which it was acquired is inoperative;

        (3) Reproduced for safekeeping (archives) or backup purposes;

        (4) Modified, adapted, or combined with other computer software, provided that the modified, combined, or adapted portions of the derivative software are made subject to the same restricted rights;

        (5) Disclosed to and reproduced for use by support service Contractors in accordance with subparagraph (b)(1) through (4) of this clause, provided the Government makes such disclosure or reproduction subject to these restricted rights;

        (6) Used or copied for use in or transferred to a replacement computer; and

        (7) As otherwise allowed in this agreement, use by the Government or others on its behalf to the extent necessary to enable the Government to complete the Statement of Project Objectives (Attachment A) of this agreement.

    (c) Notwithstanding the foregoing, if this computer software is published copyrighted computer software, it is licensed to the Government, without disclosure prohibitions, with the minimum rights set forth in paragraph
        (b) of this clause.

    (d) Any other rights or limitations regarding the use, duplication, or disclosure of this computer software are to be expressly stated, in, or incorporated in, the agreement.

    (e) This Notice shall be marked on any reproduction of this computer software, in whole or in part.

         (End of notice)

(ii) Where it is impractical to include the Restricted Rights Notice on restricted computer software, the following short-form Notice may be used in lieu thereof:

                            RESTRICTED RIGHTS NOTICE

         Use, reproduction, or disclosure is subject to restrictions set forth in Agreement Number DE-FC26-06NT42391 with Southern Company Services, Inc.

         (End of notice)

(iii) If restricted computer software is delivered with the copyright notice of 17 U.S.C. 401, it will be presumed to be published copyrighted computer software licensed to the government without disclosure prohibitions, with the minimum rights set forth in paragraph (b) of this clause, unless the Recipient includes the following statement with such copyright notice: "Unpublished -- rights reserved under the Copyright Laws of the United States."

(i) Sub-award/Contract

     The Recipient has the responsibility to obtain from its sub-recipients/contractors all data and rights therein necessary to fulfill the Recipient's obligations to the Government under this agreement. If a sub-recipient/contractor refuses to accept terms affording the Government such rights, the Recipient shall promptly bring such refusal to the attention of the Contracting Officer and not proceed with sub-award/contract award without further authorization.

(j) Additional Data Requirements

     In addition to the data specified elsewhere in this agreement to be delivered, the Contracting Officer may, at anytime during agreement performance or within a period of 3 years after acceptance of all items to be delivered under this agreement, order any data first produced or specifically used in the performance of this agreement. This clause is applicable to all data ordered under this subparagraph. Nothing contained in this subparagraph shall require the Recipient to deliver any data the withholding of which is authorized by this clause or data which are specifically identified in this agreement as not subject to this clause. When data are to be delivered under this subparagraph, the Recipient will be compensated for converting the data into the prescribed form, for reproduction, and for delivery.

(k) The Recipient agrees, except as may be otherwise specified in this agreement for specific data items listed as not subject to this paragraph, that the Contracting Officer or an authorized representative may, up to three years after acceptance of all items to be delivered under this contract, inspect at the Recipient's facility any data withheld pursuant to paragraph (h) of this clause, for purposes of verifying the Recipient's assertion pertaining to the limited rights or restricted rights status of the data or for evaluating work performance. Where the Recipient whose data are to be inspected demonstrates to the Contracting Officer that there would be a possible conflict of interest if the inspection were made by a particular representative, the Contracting Officer shall designate an alternate inspector.

3.9      Limited Rights Data (JAN 2004)

The limited rights data subject to the "Rights in Data" clause in this award are listed below. This listing of data, which are asserted by the Recipient to be limited rights data, does not constitute an admission by the Government that the data is in fact limited rights data.

                               LIMITED RIGHTS DATA

         Design
         [**]

         Operations
         [**]

If a patent is issued by the United States Patent and Trademark Office or the patent office of any foreign country based on any information asserted to be limited rights data, the Government will no longer treat any data contained in such issued patent as limited rights data. In addition, if any information asserted to be limited rights data results in or becomes a Subject Invention, as that term is defined in the patent rights clause of this agreement, the Government will only treat such data as limited rights data until the Recipient has filed its initial patent application.

The Recipient shall not introduce or utilize any limited rights data not identified in paragraph (1) above in the performance of the award without the expressed written permission of the Contracting Officer.

3.10     Restricted Computer Software (JAN 2004)

The restricted computer software subject to the provisions of the "Rights in Data" clause in this agreement are listed below. This list of software programs, which are asserted by the Recipient to be restricted computer software, does not constitute an admission by the Government that the software is in fact restricted computer software.

                          RESTRICTED COMPUTER SOFTWARE

               [**]


The Recipient shall not introduce or utilize any restricted computer software not identified above without advance written notification of the Contracting Officer.

3.11     Protected Data (JAN 2004)

The following is a listing of data anticipated to be generated under this award that the Recipient expects will qualify as "Protected Data," as that term is defined in the "Rights in Data" clause in this award. Incorporating this listing of data into this agreement does not constitute a guarantee by the Government that the data will in fact qualify for this designation.

                                    PROTECTED DATA
                  [**]


If a patent is issued by the United States Patent and Trademark Office or the patent office of any foreign country based on any information asserted to be Protected Data, the Government will no longer treat any data contained in such issued patent as Protected Data. In addition, if any information asserted to be Protected Data results in or becomes a Subject Invention, as that term is defined in the patent rights clause of this agreement, the Government will only treat such data as Protected Data until the Recipient has filed its initial patent application.

3.12     Availability of contract and other data. (DEC 2003)

The Participant will, for the entire period of Participant's participation in the project at the Facility (including operation of the Facility) and for three years thereafter, whether or not under a Government Cooperative Agreement, keep and maintain all technical data, including limited rights data and data obtained from subcontractors and licensors, necessary to construct and/or operate the Facility, and all data including business and financial data necessary to evaluate the technical and economic operation of the Facility. During the entire period of construction and/or operation of the Facility, regardless of whether the Government participates past Design, the Participant shall permit the

Government and its representative the right to inspect at the Facility any data kept and maintained pursuant to this paragraph.

3.13     Commercialization of Demonstration Technology. (DEC 2003)

[**]

3.16     52.227-23 Rights to Proposal Data (Technical). (JUN 1987)

Except for data contained on pages 1, 2, 5, 6, 8, 10, 11, 12, 14, 16, 17, 18,
19, 20, 21, 22, 23, 26, 27, 28, 29, 30, 31, 32, 33, 34, 35, 37, 38, 39, 40, 41,
42, 43, 44, 45, 46, 47, 48, 51, 52, 53, 54, 55, 56, 57, 58, 59, 61, 62, 63, 64,
65, 66, 67, 68, 69, 70, 71, 72, 73, 74, 75; Appendix A, - 1, 2, 3, 4, 5, 6, 7,
8, 9, 10, 11, 12, 13; Appendix B - 1, 2, 3, 4, 5, 6, 7, 8; Appendix C - 1;
Appendix D - 2, 3, 18, 19, 20, 21, 23, 24, 27 of the Project Narrative, it is agreed that as a condition of award of this contract, and notwithstanding the conditions of any notice appearing thereon, the Government shall have unlimited rights (as defined in the "Rights in Data - General" or the "Rights in Data - Programs Covered Under Special Data Statutes" clause contained in this contract) in and to the technical data contained in the Project Narrative portion of the proposal dated June 10, 2004. All other parts of the proposal are considered to be Limited Rights Data containing sensitive business information and corporate trade secrets of the Recipient and/or of certain subcontractors.

                        SECTION IV - LIST OF ATTACHMENTS


Attachment A - Statement of Project Objectives

Attachment B - Reporting Requirements

Attachment C - Budget Page(s)

Attachment D - Repayment Agreement

                                  ATTACHMENT A
                         STATEMENT OF PROJECT OBJECTIVES

             DEMONSTRATION OF A 285-MW COAL-BASED TRANSPORT GASIFIER

[**] (10 pages)

ATTACHMENT B

DOE F 4600.2
(10/2001)
(All Other Editions are Obsolete)
U.S. Department of Energy
FEDERAL ASSISTANCE REPORTING CHECKLIST

--------------------------------------------------------------------------------
1. Identification Number:                2. Program/Project Title:
   DE-FC26-06NT42391                        285MW Coal-Based Transport Gasifier
--------------------------------------------------------------------------------
3. Recipient:
   Southern Company Services, Inc.
--------------------------------------------------------------------------------

4. Reporting Requirements:                          Frequency      No. of Copies  Addresses
                                                    -----------------------------------------------------------------------------
I. MANAGEMENT REPORTING

[X]Progress Report                                  Q              Electronic     FITS@NETL.DOE.GOV
[X]Special Status Report                            A              version to
                                                                   NETL>
II. SCIENTIFIC/TECHNICAL REPORTING

[X]Final Scientific/Technical Report DOE F 241.3    FG             Electronic     http://www.osti.gov/elink-2413
[X]Topical Report     DOE F 241.3                   A              version to
[X]Journal Articles/Conference Papers/Proceedings   A              E-link>        (Note-software/manual  must be  sent to  award
     DOE F 241.3                                                                  administrator-see  instructions  under section
[ ]DOE 421.4, Software/Manual  DOE F 241.3                                        B-software)
[ ]Conference Record  DOE F 241.3

III. FINANCIAL REPORTING                                           Electronic
                                                                   Version to
                                                                   NETL>          FITS@NETL.DOE.GOV
[X]SF-269 or SF-269A, Financial Status Report       Q, FG
[ ]SF-272, Federal Cash Transactions Report

IV. CLOSEOUT REPORTING                                             Electronic
                                                                   Version to
                                                                   NETL>          FITS@NETL.DOE.GOV
[X]DOE F 2050.11, Patent Certification              FC
[ ]NETL F 580.1-9, Property Certificate
[ ]SF-120, Report of Excess Personal Property

V. OTHER REPORTING

[ ]NETL F 580.1-8, Annual Report of Property in
     the Custody of Contractors
[ ]NETL F 580.1-25, High Risk Property Report
[X]Environmental Compliance Plan                    A
[X]Environmental Monitoring Plan                    A
[X]Environmental Status Report                      Q
[X]Other SEE STATEMENT OF PROJECT OBJECTIVES

--------------------------------------------------------------------------------------------------------------------------------

FREQUENCY CODES AND DUE DATES:

     A - As required; see attached text for applicability.
     FG - Final; within ninety (90) calendar days after the project period ends. FC - Final - End of Effort.
     Q - Quarterly; within thirty (30) calendar days after end of the calendar quarter or portion thereof.
     S - Semiannually; within thirty (30) calendar days after end of project year and project half-year.
     YF - Yearly; 90 calendar days after the end of project year.
     YP - Yearly Property - due 15 days after period ending 9/30.

--------------------------------------------------------------------------------
5.     SPECIAL INSTRUCTIONS:

        * Reports/Products must be submitted with appropriate DOE F 241. The 241 forms are available at www.osti.gov/elink The forms identified in the checklist are available at http://grants.pr.doe.gov. Alternate formats are acceptable provided the contents remain consistent with the form.

--------------------------------------------------------------------------------

GENERAL INSTRUCTIONS FOR THE PREPARATION AND SUBMISSION OF ELECTRONIC REPORTS (JAN 2005)

The Recipient must prepare and submit all scientific/technical reports (including conference papers/proceedings, journal articles, software, and topical reports, if applicable) via E-link at http://www.osti.gov/elink-2413 [see specific instructions below regarding form submittal and format]. If you have any technical problems with using E-Link or DOE Form 241.3, calls should be directed to OSTI at 865-576-1223. However, if your question is related to other submission issues, you should contact the award administrator identified under block 12 of the DOE F 4600.1 Notice of Financial Assistance Award face page.

For all other reports indicated on the "Federal Assistance Reporting Checklist" (including management, financial, closeout and other reporting), the Recipient must prepare and submit these via the internet at FITS@NETL.DOE.GOV .

Successful completion of this award is contingent upon submittal of the reports or items specified on the "Federal Assistance Reporting Checklist" in accordance with the following instructions:

Failure to follow these instructions can delay data entry of the report(s) into the NETL FEDERAL INFORMATION TRACKING SYSTEM (FITS) and result in the report being lost or considered delinquent.

The level of detail the Recipient provides in the reports must be commensurate with the scope and complexity of the effort and must be as delineated in the guidelines and instructions contained herein. The prime Recipient must be responsible for acquiring data from any contractors or sub recipients and ensuring that any information submitted is compatible with the requirements of the DOE.

GUIDELINES FOR ELECTRONIC SUBMISSION AND FILE FORMAT OF NON-SCIENTIFIC/TECHNICAL REPORTS (includes management, financial, closeout and other reporting).

Production of high-quality, electronic documents are dependent on the quality of the input that is provided. Thus, the Recipient must submit an electronic version of each report.

ELECTRONIC REPORTS MUST BE SUBMITTED IN THE ADOBE ACROBAT PORTABLE DOCUMENT FORMAT (PDF). ELECTRONIC REPORTS SUBMITTED IN A FORMAT OTHER THAN ADOBE WILL BE RETURNED AND THE REPORT CONSIDERED DELINQUENT. IN ADDITION, THERE CAN BE NO RESTRICTIONS ON THE PDF FILE SUBMITTED THAT WOULD AFFECT OUR ABILITY TO OPEN OR EDIT THE REPORT DOCUMENT. THEREFORE, THE ONLY SECURITY METHOD THAT WILL BE ACCEPTED IS THE ADOBE ACROBAT "NO SECURITY' OPTION. THIS WILL ENABLE US TO PROPERLY INDEX AND PROCESS REPORT FILES.

Each report must be one integrated file that contains all text, tables, diagrams, photographs, schematics, graphs, and charts. Files must not be write-protected or encrypted in any manner.


The electronic file(s) must be submitted via the Internet at: FITS@NETL.DOE.GOV. An e-mail message sent in conjunction with the file must contain the following information:

                  DOE Award Number
                  Type of Report(s)
                  Frequency of Report(s)

                  Reporting Period (if applicable)
                  Name of submitting organization
                  Name, phone number and fax number of preparer

MANAGEMENT REPORTING

         PROGRESS REPORT

         The Progress Report must provide a concise narrative describing the current status of work. The report allows Recipients to communicate developments, achievements, changes and problems. The report must include the following information:

            1.  The DOE award number and name of the recipient.

            2. The project title and name of the project director/principal investigator.

            3.  Date of report and period covered by the report.

            4. Executive Summary- A well organized summary that highlights the important accomplishments and new knowledge realized from the project during the reporting period. This summary must be more comprehensive than the traditional "abstract" and identify noteworthy advancements in research, design, manufacture or commercialization of technology developments. Also, summarize important breakthroughs that resolve critical science and technology risks or development barriers.

            5. The Recipient enters a brief narrative discussion of the following topics: approach changes; performance variances, accomplishments, or problems; open times; and status assessment and forecast. Each of these topics is addressed, as appropriate, for a given reporting period and the report is submitted periodically, as required, during the life of the project

            6. Baseline and Status Reports. The Baseline Plan is a report which is used to present projected cost and activity data. The Baseline Plan presents discrete, measurable units of the proposed work. The plan will provide a specific outline of what the Recipient intends to do through a Work Breakdown Structure and the time and cost involved. The cost data to be entered must depict projected total costs for the life of the project on a monthly basis broken down by each element of the Work Breakdown Structure. The activity data required are identification of tasks required to complete the project according to the Work Breakdown Structure and a delineation of the project's major milestones. This plan will be developed and submitted to serve as the standard against which status and progress can be measured during the performance period.

                The Status Report shall provide the performance information required to determine program effectiveness and the information which DOE requires to maintain accountability for public funds. The report must show approved budget by budget period and actual costs incurred. If cost sharing is required costs must be broken out by DOE share, awardee share, and total costs. The report must show actual costs, schedule progress, and work completed to date. This data must be provided for each reporting period, broken down by month for each element of the Work Breakdown Structure.

                Milestones, anticipated completion dates, and actual completion dates must be listed to show schedule status. The schedule status must identify any milestones that were not met during the reporting period and reasons why the established milestones were not met. Explanations should also provide an approximate date when the milestone will be met. Awardees may use project management software, such as Microsoft Project, to measure and report cost and schedule status.

                When the status report is compared with the Baseline Plan, accomplishments can be noted, problems become apparent, and corrective action can be taken. The Status Report is a report on which the Recipient provides cost and activity data for each reporting period relative to the Baseline Plan. The information should be displayed so that the baseline for the project is clear and the status of the project relative to the baseline is clear. The report may consist of more than one page as necessary.

            7. Results and Discussion - A detailed discussion of the progress performance. It is extremely important that this section includes enough relevant data, especially statistical data, to allow the project manager to justify the conclusions. With the relevant data, explain how the data was interpreted and how it relates to the original purpose of the research. Be concise in the discussion on how this research effort solved or contributed to solving the original problem. When investigation methods and/or procedures are being utilized for the first time, they shall be described in detail. This description shall contain detailed information on equipment and procedures utilized, as well as providing a rationale for their use and the accuracy of the method.

            8. Conclusion - The conclusion should not simply reiterate what was already included in the "Results and Discussion" section. It should, however, summarize what has already been presented, and include any logical implications of how the successes are relevant to technology development in the future. This is extremely important, since "relevancy" continues to be a criterion of the program.

                This section should not contain any trade secrets, business sensitive or classified data, or other information not subject to public release. If such information is important to reporting project progress, it should be presented in a separate appendix, following the instructions in the clause entitled "Supplemental Guidelines" regarding submission of a separate appendix for this type of restricted data.).

            9. A summary of all of the significant accomplishments during this reporting period. An "accomplishment" is a significant development or finding that advances the state-of-the-art with respect to the technology of interest or significantly contributes to the understanding of a concept or technology.

            10. Actual or anticipated problems or delays and actions taken or planned to resolve them. Identify any event causing a significant schedule slippage or cost growth; an environmental, safety, or health violation; or the achievement of or problems encountered for an important performance objective.

            11. A description of any technology transfer activities accomplished during this reporting period. Identify and describe any activities to transfer research results or developed technology to other research stakeholders or users of the technology.

            SPECIAL STATUS REPORT

            The recipient must report the following events to the DOE Project Officer by e-mail as soon as possible after they occur: The e-mail correspondence should include:

            1.  Recipient's name and address;
            2.  Award title and number;
            3.  Date;
            4.  Brief statement of problem or event;
            5.  Anticipated impacts; and
            6.  Corrective action taken or recommended.

            The Special Status Report should document the incidents listed below:

            1. Developments that have a significant favorable impact on the project.

            2. Problems, delays, or adverse conditions which materially impair the recipient's ability to meet the objectives of the award or which may require DOE to respond to questions relating to such events from the public. The recipient must report any of the following incidents and include the anticipated impact and remedial action to be taken to correct or resolve the problem/condition:

                a. Any single fatality or injuries requiring hospitalization of five or more individuals.

                b.  Any significant environmental permit violation.

                c. Any verbal or written Notice of Violation of any Environmental, Safety, and Health statutes.

                d. Any incident which causes a significant process or hazard control system failure.

                e. Any event which is anticipated to cause a significant schedule slippage or cost increase.

                f. Any damage to Government-owned equipment in excess of $50,000.

                g. Any other incident that has the potential for high visibility in the media.

                h. Any incident which causes a significant process or hazard control system failure, or is indicative of one which may lead to any of the above defined incidents, is to be reported as soon as possible, but within 5 days of discovery.

         When an event results in the need to issue a written or verbal statement to the local media, the statement is to be cleared first; if possible, and coordinated with NETL Communications and Public Affairs Division, the DOE Project Officer and the Contracting Officer.

III.     SCIENTIFIC/TECHNICAL REPORTING

         Scientific/Technical Reporting includes: Final Scientific/Technical Report, Topical Reports, Journal Articles, Conference Proceedings and Papers, Software, and Conference Records.

         FINAL SCIENTIFIC/TECHNICAL REPORT

         The Final Scientific/Technical Report shall document and summarize all work performed during the award period in a comprehensive manner. It shall also present findings and/or conclusions produced as a consequence of this work. This report shall not merely be a compilation of information contained in other reports, but shall present that information in an integrated fashion, and shall be augmented with findings and conclusions drawn from the research as a whole.

         TOPICAL REPORTS

         Topical reports are intended to provide a comprehensive statement of the technical results of the work performed for a specific task or subtask of the Statement of Project Objectives, or detail significant new scientific or technical advances. If required, DOE shall review and approve the report outline prior to submission of the report.

         These reports usually provide a comprehensive statement of the technical results of the work performed for a specific task or subtask of the Statement of Project Objectives, or detail significant new scientific or technical advances. If required, DOE shall review and approve the report outline prior to submission of the report.

         Two Topical Reports (as a minimum) are required. The two required reports are the Preliminary Public Design Report and the Final Public Design Report. The purpose of the Public Design Reports is to consolidate for public use all available nonproprietary design information on the project. The Preliminary Public Design Report is based on the preliminary design information and is due at the end of preliminary design. The Final Public Design Report is based on detailed design information and is due after completion of the Design Phase of the project, 60 days prior to completion of the Construction Phase of the project. The Final Public Design Report should contain sufficient background information to provide an overview of the project and pertinent cost data. Since the scope of the reports is limited to nonproprietary information, their content will not be sufficient to provide a complete tool in designing a replicate plant. However, these reports will serve as a reference for the design considerations involved in a commercial-scale facility.

         The reports should include an overview description of the technology and a summary of the mass and energy balances for the process. They should also define the overall process performance requirements and describe the evaluations and operating philosophies upon which those performance requirements are based. A summary cost estimate of capital and operating costs and, if possible, an analysis of how costs could be improved for future commercial projects should also be included.

         The following deliverables are also to be included as components of the Preliminary Public Design Report addressing the preliminary design:

         Process Flow Diagrams
         The Participant shall provide a complete set of nonproprietary Process Flow Diagrams with all updates and modifications.

         Stream Data
         The Participant shall provide a complete set of all nonproprietary stream data. This would include both the expected values and ranges of flows, stream properties, and constituents at various operating conditions.

         Equipment List
         The Equipment List consists of a summary of the major equipment for the plant. Equipment is to be sorted by Flow Diagram, equipment type, and equipment number. General description data are to be provided for each equipment item, including, but not limited to, the number required for operation, size or capacity, major nonproprietary operating and design parameters, and manufacturer and/or vendor.

         The Final Public Design Report shall include the final versions of the Preliminary Public Design Report plus the following:

         Drawings
         The Participant shall include a complete set of Equipment Plot and Elevation Drawings, and Process and Instrumentation Diagrams, which describe the plant configuration at the end of the demonstration period.

         Plant Capital Cost Data
         The Participant shall include the data and documentation for all projected costs associated with the construction of the plant, with a breakdown which would permit this information to be used for projecting future plant construction costs.

         Plant Operating Cost Data
         The participant shall include the data and documentation for all projected costs associated with the operation of the plant under conditions that represent reliable plant performance.

GUIDELINES FOR ELECTRONIC SUBMISSION AND ORGANIZATION OF FINAL
SCIENTIFIC/TECHNICAL AND TOPICAL REPORTS

Electronic Submission. The final scientific/technical report and topical reports must be submitted electronically via the DOE Energy Link System (E-Link) at http://www.osti.gov/elink-2413.

Electronic Format. REPORTS MUST BE SUBMITTED IN THE ADOBE PORTABLE DOCUMENT FORMAT (PDF) AND BE ONE INTEGRATED PDF FILE THAT CONTAINS ALL TEXT, TABLES, DIAGRAMS, PHOTOGRAPHS, SCHEMATIC, GRAPHS, AND CHARTS. ELECTRONIC REPORTS SUBMITTED IN A FORMAT OTHER THAN ADOBE WILL BE RETURNED AND THE REPORT CONSIDERED DELINQUENT. IN ADDITION, THERE CAN BE NO RESTRICTIONS ON THE PDF FILE SUBMITTED THAT WOULD AFFECT OUR ABILITY TO OPEN OR EDIT THE REPORT DOCUMENT. THEREFORE, THE ONLY SECURITY METHOD THAT WILL BE ACCEPTED IS THE ADOBE ACROBAT

"NO SECURITY' OPTION. THIS WILL ENABLE US TO PROPERLY INDEX AND PROCESS REPORT FILES.


Materials, such as prints, videos, and books, that are essential to the report but cannot be submitted electronically, should be sent to the DOE Award Administrator at the address listed in Block 12 of the Notice of Financial Assistance Award.

Submittal Form. The report must be accompanied by a completed electronic version of DOE Form 241.3, "U.S. Department of Energy (DOE), Announcement of Scientific and Technical Information (STI)." You can complete, upload, and submit the DOE
F.241.3 online via E-Link. You are encouraged not to submit Protected EPAct Information in these electronic technical reports. These technical reports must also not contain any Limited Rights Data (such as trade secret, proprietary or business sensitive information), classified information, information subject to export control classification, or other information not subject to release. Such information must be submitted in a separate hard-copy appendix to the electronic technical and topical reports as explained under Supplemental Guidelines below.

Organization. The following sections should be included (as appropriate) in the final scientific/technical report and topical reports in the sequence shown. Any section denoted by an asterisk is required in all final technical and topical reports.

         TITLE PAGE* - The Title Page of the report itself must contain the following information in the following sequence:

                          Report Title
                          Type of Report (Final Scientific/Technical or Topical) Reporting Period Start Date
                          Reporting Period End Date
                          Principal Author(s)
                          Date Report was Issued (Month [spelled out] and Year [4 digits])
                          DOE Award Number (e.g., DE-FG26-05NT12345) and if appropriate, task number
                          Name and Address of Submitting Organization (This section should also contain the name and address of significant subcontractors/sub-recipients participating in the production of the report.)

         DISCLAIMER* -- The Disclaimer must follow the title page, and must contain the following paragraph:

                           "This report was prepared as an account of work sponsored by an agency of the United States Government. Neither the United States Government nor any agency thereof, nor any of their employees, makes any warranty, express or implied, or assumes any legal liability or responsibility for the accuracy, completeness, or usefulness of any information, apparatus, product, or process disclosed, or represents that its use would not infringe privately owned rights. Reference herein to any specific commercial product, process, or service by trade name, trademark, manufacturer, or otherwise does not necessarily constitute or imply its endorsement, recommendation, or favoring by the United States Government or any agency thereof. The views and opinions of authors expressed herein do not necessarily state or reflect those of the United States Government or any agency thereof."

         ABSTRACT* - should be a brief, concise summary of the report.

         TABLE OF CONTENTS*

         EXECUTIVE SUMMARY* - this should be a well organized summary that highlights the important accomplishments of the research during the reporting period. It should be no less than one page and no more than two pages in length, and should be single spaced. This summary must be more comprehensive than the traditional "abstract."

         REPORT DETAILS - The body of the final scientific/technical or topical report should address topics such as the following:

                Experimental methods: Describe, or reference all experimental methods being utilized. Also provide detail(s) about materials and equipment used. Standard methods should reference the appropriate literature, where details can be obtained. Equipment should be described only if it is not standard, or if information is not available thru the literature or other reference publications.

                Results and discussions: This section should include enough relevant data, especially statistical data, to allow the project manager to justify the conclusions. Explain how the data was interpreted and how it relates to the original purpose of the research. Be concise in the discussion on how this research effort solved or contributed to solving the original problem.

                Conclusion: The conclusion should not simply reiterate what was already included in "Results and Discussion" but should summarize what has already been presented, and include any logical implications of how the successes are relevant to technology development in the future. This is extremely important, since "relevancy" continues to be a criterion of the program.

         GRAPHICAL MATERIALS LIST(S)
         REFERENCES
         BIBLIOGRAPHY
         LIST OF ACRONYMS AND ABBREVIATIONS
         APPENDICES (IF NECESSARY)

         SUPPLEMENTAL GUIDELINES

         Technical reporting SHALL NOT include Limited Rights Data (such as restricted, proprietary or business sensitive information). Limited Rights Data, if required to meet the reporting requirements, shall be submitted in a separate appendix to the technical report. This appendix SHALL NOT be submitted in an electronic format but rather submitted in ONE ORIGINAL AND THREE (3) PAPER COPIES along with the paper version of the sanitized technical report deliverable. The appendix shall not be referenced in or incorporated into the sanitized technical report deliverable under the contract. The appendix must be appropriately marked and identified. Further, if this award authorizes the awardee under the provisions of The Energy Policy Act of 1992 to request protection from public disclosure for a limited period of time of certain information developed under this award, technical reports SHALL NOT contain such Protected EPAct Information. Such information shall be submitted in a separate appendix to the technical report that is suitable for release after the agreed upon period of protection from public disclosure has expired. The appendix shall not be referenced in or incorporated into the sanitized technical report deliverable under the contract. In accordance with the clause titled "Rights in data--programs covered under special data statutes," the appendix must be appropriately marked and identified

         Company Names and Logos -- Except as indicated above, company names, logos, or similar material should not be incorporated into reports.

         Copyrighted Material -- Copyrighted material should not be submitted as part of a report unless written authorization to use such material is received from the copyright owner and is submitted to DOE with the report.

         Measurement Units -- All reports to be delivered under this instrument shall use the SI Metric System of Units as the primary units of measure. When reporting units in all reports, primary SI units shall be followed by their U.S. Customary Equivalents in parentheses ( ). The Recipient shall insert the text of this clause, including this paragraph, in all subcontracts under this award. Note: SI is an abbreviation for "Le Systeme International d'Unites."

         ELECTRONIC MEDIA STANDARD FOR PREPARATION OF TECHNICAL REPORTS

         PRESENTATION: The Recipient shall submit one quality permanent paper copy for storage (permanent or alkaline paper) and an electronic version of each technical report in PDF format. ELECTRONIC REPORTS MUST BE SUBMITTED IN THE ADOBE ACROBAT PORTABLE DOCUMENT FORMAT (PDF). REPORTS SUBMITTED IN A FORMAT OTHER THAN ADOBE WILL BE REJECTED, RETURNED AND CONSIDERED DELINQUENT. The report must be one complete integrated file containing all text, tables, diagrams, photographs, schematics, graphs, and charts. Multiple files for various report segments are unacceptable and will be rejected. The electronic file(s) may be submitted on an ISO9660-format CD-ROM.

         FORMAT: The electronic file(s) must be submitted on CD-ROM and labeled as follows:

                  DOE Award Number
                  Type/Frequency of Report(s)
                  Reporting Period (if applicable)
                  Name of submitting organization
                  Name, phone number and fax number of preparer

         JOURNAL ARTICLES, CONFERENCE PAPERS AND PROCEEDINGS GENERATED BY LARGE BUSINESSES FOR DOE REVIEW

         The Recipient shall submit to DOE for review and approval all documents generated by the Recipient, or any subcontractor, which communicate the results of scientific or technical work supported by DOE under this award, whether or not specifically identified in the award, prior to submission for publication, announcement, or presentation. Such documents include journal articles, conference papers and proceedings, etc. The Recipient shall simultaneously submit a draft version of the document to the DOE Project Officer and the DOE Patent Counsel Office prior to the publication, presentation, or announcement. The DOE Project Officer and DOE Patent Counsel shall review the draft version of the document and notify the Recipient of approval or recommended changes. The approved final version shall be submitted to the NETL AAD Document Control Coordinator.

         The following information shall be provided for conference papers and proceedings, etc.

                           -- Name of conference
                           -- Location of conference (city, state, and country) -- Date of conference (month/day/year)
                           -- Conference sponsor

CONFERENCE RECORD

         The "Conference Record" documents for the DOE Project Officer, DOE Contracting Officer, and the Recipient an understanding of significant decisions, direction or redirection, or required actions resulting from meetings with DOE representatives. It is required for any meeting, conference, or phone conversation in which a decision is made that may change the schedule, labor, cost, or technical aspects of the award or the approved baseline plans. The report shall contain the following information as applicable:

            1. Report title ("Conference Record"), number, and the date prepared.
            2.  Award title and number, and the Recipient's name and address.
            3. Date of meeting or telephone conversation, with a list of those involved and their titles.
            4.  Subject(s) discussed, decisions reached, and directions given.
            5.  Variances from previous directions and conclusions.
            6.  Required actions.

            7.  Distribution.
            8.  Signature of preparer.

III. FINANCIAL REPORTING

         FINANCIAL STATUS REPORT (STANDARD FORM 269 OR 269A)

         This report is used for the Recipient to provide regular periodic accounting of project funds expended. The accounting may be on either a cash or accrual basis. Actual total expenditures and obligations incurred, but not paid, are reported for each reporting period for each major activity. Provision is made to identify the Federal and non-Federal share of project outlays for each identified activity.

IV.      CLOSEOUT REPORTING

         PATENT CERTIFICATION (DOE F 2050.11)

         This certificate submitted on DOE F 2050.11 is due within 90 days upon completion or termination of the award.

V.       OTHER REPORTING

ENVIRONMENTAL REPORTS

         In response, in part, to the requirements of the National Environmental Policy Act of 1969 (NEPA) and other related environmental statutes, the National Energy Technology Laboratory (NETL) requires the submission of various documents that assess the environmental aspects and projected impacts of all of its proposed actions. These documents may include the following: (1) Environmental Compliance Plan, (2)

         Environmental Monitoring Plan, and (3) Environmental Status Reports.

         The environmental information provided in these documents will enable NETL to fulfill its responsibilities under NEPA (additional information about the requirements of the National Environmental Policy Act can be found in the DOE NEPA Compliance Guide and 10 CFR 1021) and to monitor the Recipient's compliance with other environmental regulations. The implementation of any task associated with a proposed action will be dependent upon DOE completing necessary NEPA documentation. Therefore, to minimize the risk of project delays, it is imperative that these reports be submitted in a timely manner.

         The information contained herein specifies the basic environmental requirements for this award, but it is not to be interpreted as containing all necessary information for any given project. Likewise, certain aspects of the requirements may not be applicable. Accordingly, the level of information provided should be sufficient for DOE to assess the environmental implications of the proposed action.

         A.       ENVIRONMENTAL COMPLIANCE PLAN

                  The Environmental Compliance Plan (ECP) should outline an approach to implementing an environmental monitoring and reporting strategy. This strategy should include plans for submitting a Quality Assurance/Quality Control Plan and Pollution Prevention Plan (if an ECP is required, the format of the QA/QC Plan and Pollution Prevention Act will be determined in conjunction with the NETL environmental staff), conducting environmental monitoring of the proposed action and submitting Environmental Status Reports. The ECP should also address any concerns and/or deviations associated with the reporting and monitoring documents.

         SUGGESTED FORMAT FOR ENVIRONMENTAL COMPLIANCE PLAN (ECP):

            I.  SUMMARY OF PROPOSED PROJECT

            II. FEDERAL REGULATORY COMPLIANCE (Discuss how each of the following will be complied with, if applicable.)

                A.  National Historic Preservation Act
                B.  Endangered Species Act
                C.  Fish and Wildlife Coordination Act
                D.  Floodplain/Wetlands Regulations
                E.  Coastal Zone Management Act
                F.  Farmland Protection Policy Act
                G.  American Indian Religious Freedom Act
                H.  Wild and Scenic Rivers Act
                I.  Resource Conservation & Recovery Act
                J. Comprehensive Environmental Response, Compensation and Liability Act
                K.  Clean Air Act
                L.  Clean Water Act
                M.  Pollution Prevention Act

            III. STATE AND LOCAL REGULATORY COMPLIANCE (Discuss how any state and local regulations will be complied with.)

         B.       ENVIRONMENTAL MONITORING PLAN

                  IF DOE's analysis of the potential environmental impacts of the proposed action identifies a need for environmental monitoring, the Recipient will also submit a draft Environmental Monitoring Plan (EMP) within thirty (30) days of award. After consultation with DOE, the draft EMP will be revised, as necessary and a final EMP will be prepared. The EMP may be revised as the project dictates.

                  The EMP should evaluate air, land, and water resources, and waste production, using three specific types of monitoring:

                           A. Compliance Monitoring,
                           B. Unregulated Pollutant Monitoring, and, if
                              necessary,
                           C. NEPA-related Monitoring.

                  Compliance monitoring, i.e., environmental and health monitoring required by Federal, State, and local regulatory agencies, should detail the location, frequency, duration, and substances being monitored. All necessary applications, permits, and licenses should be identified.

                  Unregulated pollutants, both the amount and type of each, should be monitored. This includes those pollutants (a) not currently regulated by State or Federal laws but for which new regulations are expected in the near future; (b) which may cause environmental or health concerns based on hazardous/toxic compound lists; and (c) which are expected in discharge streams based on test data or process chemistry.

                  Finally, NEPA-related monitoring should be implemented as necessary. It should identify and/or confirm the impacts of the substances produced and performance of the specific technologies as predicted in the NEPA document. It should also include reporting on any mitigation action identified in the Finding of No Significant Impact or Record of Decision as a condition of approval of the proposed action (reported annually).

         C.       ENVIRONMENTAL STATUS REPORT

                  After approval of the comprehensive EMP, and as deemed necessary by the DOE Project Manager, information from environmental monitoring should be submitted in the form of Environmental Status Reports (ESRs). The necessity of these reports will depend on the size and nature of the project; they will be required quarterly

                  The data reported in the ESRs will ensure that project impacts
                  (a) do not violate applicable environmental regulations and
                  (b) are not detrimental to human health or the environment. The information will also provide a database that can be utilized to mitigate environmental problems associated with commercializing any proposed technologies.

                  SUGGESTED FORMAT FOR ENVIRONMENTAL STATUS REPORTS

                  I. SUMMARY OF MONITORING PERFORMED (Compliance and
                     Supplemental Monitoring)

                           A. MONITORING PARAMETERS

                                    1. Location
                                    2. Stage of Project (e.g., preconstruction,
                                       operational, etc.)
                                    3. Source to be Monitored
                                       (e.g., stack emissions)
                                    4. Method of Monitoring

                           B. DATA ANALYSIS

                                    1. Identification/characterization of
                                       emissions, effluents, etc. and their
                                       concentration
                                    2. Identification of problem
                                       areas/non-compliance
                                    3. Suggestions for modifications/changes to
                                       the system
                                    4. Recommendations to revise
                                       Monitoring Plan

                  II. PERMIT COMPLIANCE STATUS

                           A.      Attach copies of compliance reports,
                                   analyses, correspondence between the
                                   recipient and the appropriate regulatory agencies.
                           B. Attach copies of all manifests, shipping documents, etc. pertaining to the disposal of Wastes generated from the project.

         COMMUNICATION PLANS (MAR 2002)

         Knowledge dissemination is an integral part of the Federally funded RD&D process. Effective dissemination requires planned, active, and coordinated participation of governmental entities and funded research organizations.

         To ensure the effective dissemination of knowledge gained during this RD&D project, the recipient will consult with NETL's Public Affairs staff to identify communication goals, objectives, and strategies. The recipient will make an initial contact for consultation within 30 days of the award date. The recipient will make subsequent contacts whenever progress on the project warrants external communication, but no less than once a quarter.

         Actions and products designed to disseminate nonproprietary project-related knowledge will be coordinated with NETL's Public Affairs staff. Examples of such actions and products include, but are not limited to:

         -- Press releases
         -- Articles in newspapers, newsletters, and magazines
         -- Papers in peer-reviewed journals

         -- Radio, television, and newspaper interviews
         -- Presentation of research results at conferences, workshops, and seminars
         -- Publication of results on web pages
         -- Information for government officials

         POST-COMPLETION REVIEW (MAR 2002)

         Within two (2) years after completion of the demonstration project, the Recipient agrees to participate with DOE in a post-completion project review meeting. The time and location of the meeting will be established by agreement of the Parties. The purpose of the meeting is to review the success of the project as well as any problems that may have arisen since project completion.

                          ATTACHMENT C - BUDGET PAGE(S)

                 BUDGET INFORMATION - Non-Construction Programs

----------------------------------------------------------------------------------------------------------------------------
                           SECTION A - BUDGET SUMMARY
---------------------- ------------------- -------------------------------- ------------------------------------------------
    Grant Program      Catalog of Federal    Estimated Unobligated Funds                 New or Revised Budget
                            Domestic
      Function             Assistance
     or Activity             Number
         (a)                  (b)
---------------------- ------------------- ----------------- -------------- --------------- ---------------- ---------------
                                               Federal        Non-Federal      Federal        Non-Federal        Total
                                                 (c)              (d)            (e)              (f)             (g)
---------------------- ------------------- ----------------- -------------- --------------- ---------------- ---------------
1. Project Definition  81,089              $                                $13,762,832     $[**}            $[**]
---------------------- ------------------- ----------------- -------------- --------------- ---------------- ---------------
2. Design              81,089                                               $15,712,329     $[**]            $[**]
---------------------- ------------------- ----------------- -------------- --------------- ---------------- ---------------
3. Construction        81,089                                               $155,160,950    $[**]            $[**]
---------------------- ------------------- ----------------- -------------- --------------- ---------------- ---------------
4. Demonstration       81,089                                               $50,363,889     $[**]            $[**]
---------------------- ------------------- ----------------- -------------- --------------- ---------------- ---------------
5. TOTALS                                  $                                $235,000,000    $333,768,646]    $568,758,646
----------------------------------------------------------------------------------------------------------------------------
                          SECTION B - BUDGET CATEGORIES
----------------------------------------------------------------------------------------------------------------------------
6. Object Class Categories                                      GRANT PROGRAM, FUNCTION OR ACTIVITY              Total
------------------------------------------ ----------------------------------------------------------------- ---------------
                                           (1)Project        (2)Design      (3)Construction (4)Demonstration      (5)
                                              Definition
------------------------------------------ ----------------- -------------- --------------- ---------------- ---------------
   a. Personnel Plus Overhead              $[**]             $[**]          $[**]           $[**]            $[**]
------------------------------------------ ----------------- -------------- --------------- ---------------- ---------------
   b. Fringe Benefits
------------------------------------------ ----------------- -------------- --------------- ---------------- ---------------
   c. Travel                               $[**]             $[**]          $[**]           $[**]            $[**]
------------------------------------------ ----------------- -------------- --------------- ---------------- ---------------
   d. Equipment                            $[**]             $[**]          $[**]           $[**]            $[**]
------------------------------------------ ----------------- -------------- --------------- ---------------- ---------------
   e. Supplies
------------------------------------------ ----------------- -------------- --------------- ---------------- ---------------
   f. Contractual                          $[**]             $[**]          $[**]           $[**]            $[**]
------------------------------------------ ----------------- -------------- --------------- ---------------- ---------------
   g. Construction
------------------------------------------ ----------------- -------------- --------------- ---------------- ---------------
   h. Other                                $[**]             $[**]          $[**]           $[**]            $[**]
------------------------------------------ ----------------- -------------- --------------- ---------------- ---------------
   i. Total Direct Charges(sum of 6a -     $[**]             $[**]          $[**]           $[**]            $[**]
   6h)
------------------------------------------ ----------------- -------------- --------------- ---------------- ---------------
   j. Indirect Charges
------------------------------------------ ----------------- -------------- --------------- ---------------- ---------------
   k. TOTALS (sum of 6i and 6j)            $[**]             $[**]          $[**]           $[**]            $[**]
------------------------------------------ ----------------- -------------- --------------- ---------------- ---------------
7. Program Income                          $
------------------------------------------ ----------------- -------------- --------------- ---------------- ---------------


                        Authorized for Local Reproduction



----------------------------------------------------------------------------------------------------------------------------
                        SECTION C - NON-FEDERAL RESOURCES
------------------------------------------------------------ -------------- --------------- ---------------- ---------------
                     (a) Grant Program                       (b) Applicant    (c) State        (d) Other       (e) Totals
                                                                                                Sources
------------------------------------------------------------ -------------- --------------- ---------------- ---------------
  8. Project Definition                                      $                              $[**]            $[**]
------------------------------------------------------------ -------------- --------------- ---------------- ---------------
  9. Design                                                                                 $[**]            $[**]
------------------------------------------------------------ -------------- --------------- ---------------- ---------------
10. Construction                                                                            $[**]            $[**]
------------------------------------------------------------ -------------- --------------- ---------------- ---------------
11. Demonstration                                                                           $[**]            $[**]
------------------------------------------------------------ -------------- --------------- ---------------- ---------------
12. TOTAL (sum of lines 8 and 11)                            $                              $333,768,646     $333,768,646
----------------------------------------------------------------------------------------------------------------------------
                        SECTION D - FORECASTED CASH NEEDS
------------------------------------------ ----------------- -------------- --------------- ---------------- ---------------
                                            Total for 1st     1st Quarter    2nd Quarter      3rd Quarter     4th Quarter
                                            Year
------------------------------------------ ----------------- -------------- --------------- ---------------- ---------------
13. Federal                                $[**]             $[**]          $[**]           $[**]            $[**]
------------------------------------------ ----------------- -------------- --------------- ---------------- ---------------
14. Non-Federal                            $[**]             $[**]          $[**]           $[**]            $[**]
------------------------------------------ ----------------- -------------- --------------- ---------------- ---------------
15. TOTAL (sum of lines 13 and 14)         $[**]             $[**]          $[**]           $[**]            $[**]
----------------------------------------------------------------------------------------------------------------------------
                      SECTION E - BUDGET ESTIMATES OF FEDERAL FUNDS NEEDED FOR BALANCE OF THE PROJECT
------------------------------------------------------------ ---------------------------------------------------------------
        (a) Grant Program                                                 FUTURE FUNDING PERIODS BUDGET PERIODS
------------------------------------------------------------ -------------- --------------- ---------------- ---------------
                                                               (b) First       (c)Second      (d) Third        (e) Fourth
------------------------------------------------------------ -------------- --------------- ---------------- ---------------
16. Project Definition                                        $13,762,832
------------------------------------------------------------ -------------- --------------- ---------------- ---------------
17. Design                                                                   $[**]
------------------------------------------------------------ -------------- --------------- ---------------- ---------------
18. Construction                                                             $[**]
------------------------------------------------------------ -------------- --------------- ---------------- ---------------
19. Demonstration                                                                           $50,363,889
------------------------------------------------------------ -------------- --------------- ---------------- ---------------
20. TOTALS (sum of lines 16 - 19)                            $13,762,832    $170,873,279    $50,363,889
----------------------------------------------------------------------------------------------------------------------------
                      SECTION F - OTHER BUDGET INFORMATION
                     (Attach additional Sheets if Necessary)
------------------------------------------------------------ ---------------------------------------------------------------
21. Direct Charges:  $568,768,646                            22. Indirect Charges:
----------------------------------------------------------------------------------------------------------------------------

23. Remarks




----------------------------------------------------------------------------------------------------------------------------


                                  ATTACHMENT D
                               REPAYMENT AGREEMENT
                                DE-FR26-06NT42392

                                      [**] (5 pages)